Exhibit (c)(12)

STRICTLY CONFIDENTIAL DRAFT PROJECT DELPHES UPDATED VALUATION EXERCISE 29 July 2016 Project Delphes CORPORATE & INSTITUTIONAL BANKING STRICTLY CONFIDENTIAL

DRAFT

Valuation figures comparison (1/2)

Synergies are still under analysis at Via Varejo level

We understand that :
- they have identified an additional one off impact related to inventories up to BRL 324m
- They are revising FHF report and other synergies identified

Shareholders' loan value increased from $127m to $147m mainly due to accrued interest on borrowings and exchange rate evolution since May 10th 2016

Increase of synergies and holding costs savings values mainly due to favourable change in WACC and earlier facing of run-rate phase

Financial terms ($m)

$m	BNPP as of 10 May 16		BNPP as of 29 July 16	
	DCF High case	DCF Down case	DCF High case	DCF Down case
Nova Equity Value (considering intra-group debt to Cnova is not capitalized as per MoU)	**478**	**413**	**460**	**394**
Cdiscount Equity Value	1,654	1,496	1,741	1,572
Shareholders' loan (1)	127	127	147	147
Holding costs & other(2)	(91)	(91)	(87)	(87)
Cnova Equity Value	**2,167**	**1,945**	**2,262**	**2,027**
22% stake held by Via Varejo in Cnova	477	428	498	446
Cash consideration before synergies	**1**	**(15)**	**(38)**	**(52)**
Potential additional cash considerations related to synergies & holding costs savings (3)	56	39	74	52
Total cash portion	**57**	**24**	**37**	**(0)**
Shareholders' loan	**127**	**127**	**147**	**147**

Note: Exchange rate used: EUR 1.00 = USD 1.12; (1) Shareholders' loan increases mostly due to exchange rate evolution and accrued interest on borrowings; (2) Includes $85m holding costs for the 10 May 2016 version ($81m for the 29 July 2016 version) and $6m costs related to Class action filed in the US in Cnova EvEq bridge; (3) DCF approach based on FHF report

BNP PARIBAS The bank for a changing world

Project Delphes - 29 July 2016 | 2

DRAFT Valuation figures comparison (2/2) Project Delphes - 29 July 2016 3 Challenging H1 2016 at Nova level partially counterbalanced by favourable Brazilian macroeconomics environment (exchange rate and WACC) Based on DCF valuation (High Case) Nova Equity value evolution between 10 May 2016 and 29 July 2016 ($m) Cdiscount Equity value evolution between 10 May 2016 and 29 July 2016 ($m) 1,654 1,741 (11) - 99 Cdiscount Equity Value 10 May 2016 Exit international countries WACC evolution impact Impact valuation at 30/06/2016 Cdiscount Equity Value 29 July 2016 478 460 23 22 (63) Nova Equity Value 10 May 2016 Exchange rate evolution impact WACC evolution impact Impact valuation at 30/06/2016 Nova Equity Value 29 July 2016

DRAFT Executive summary 4 Valuation assumptions and preliminary results as of 29 July 2016 Information and key assumptions retained for valuation BNP Paribas has relied on the information prepared and provided by Cnova management and, in particular, the business plan of Nova and Cdiscount presented to the Board to perform its valuation works, especially DCF including updated figures provided by management on 16 July 2016 Assumptions taken by BNP Paribas over the extrapolation period have been discussed with management This valuation report is based on unaudited H1 2016 accounts that were provided by management on 27 July 2016 Actual H1 free cash flows have been taken into account to establish H2 2016e free cash flows and net debt position is taken as of 30 June 2016 Adjustments related to Brazilian investigation have been taken into account to establish the valuation In the DCF methodology, free cash flows are discounted at 30/06/2016 $6m (€5m) estimated impact of the Class Action lawsuit filed in January 2016 against Cnova has been assumed at this stage based on legal due diligence. Subject to further confirmation based on updated legal due diligence (Management assuming $1m impact in preliminary H1 2016) Valuation date of each business is 30 June 2016, with EUR/BRL exchange rate of 3.85, where applicable, as of 30 June 2016 (1-month average) compared to 3.96 as of May 6 (1-month average) and with USD/BRL exchange rate of 3.43, where applicable, as of 30 June 2016 (1-month average) compared to 3.55 as of May 6 (1- month average). All peers’ market data are as of 30 June 2016 Current holding costs at Cnova level are assumed to remain in place post separation with Nova and take on significant reduction: from c.$17.5m (€15.4m) in 2016, including exceptional items, to $7.8m (€6.9m) from 2017 onwards. Stand-alone business plan for Nova does not assume any holding costs or management fees WACC has been calculated with market data as of end of June 2016 in order to account for latest market data Nova WACC: 16.1% compared to 16.3% as of beginning of May 2016 Cdiscount WACC: 7.8% (stable compared to beginning of May 2016) Share price analysis made as of 12/04/2016, considered as the last unaffected trading date before JPM research report We understand that management plans to exit Cidscount international countries, we do not value any more this activity (previously named ‘Cdiscount International”) but we include a provision related to those future costs (€0.5m) in the EV-EqV bridge Dangdang has been withdrawn from Nova peers’ group as it is currently going private Preliminary Valuation results (based on DCF valuation) The equity value derived for Nova stands between $394m and $460m, before any holding costs or synergies (considering intra-group debt to Cnova is not capitalized) The equity value derived for Cdiscount stands between $1,572m and $1,741m, before any holding costs Implied value of Cnova, taking into account holding costs, amounts between $2,027m and $2,262m (i.e between US$4.59 and US$5.13/share @ EUR USD FX of 0.89 – 1-month average as of 30/06/2016) Total value of potential synergies expected from combination of Nova with Via Varejo is estimated up to $240m / €214m (and $120m assuming a 50% basis) based on M.M. Friedrich, Heilbronn & Fiszer report (19 February 2016) and total value of holding cost savings is estimated at $92m / €82m (and $46m assuming a 50% basis) based on materials provided by Cnova management The potential synergies and holding cost savings have not been directly considered in this valuation report as they are matter of negotiations in the contemplated transaction Potential $6m tax leakage estimate provided by management and legal advisor has not been considered in the current valuation exercise but could negatively impact the overall transaction 1 2 Project Delphes - 29 July 2016

DRAFT 498 NewCo Executive summary 5 Valuation as of July 29th 2016 Project Delphes - 29 July 2016 Estimated Equity Value ($m; DCF High Case) Detailed estimated Equity Value ($m) Estimated consideration to Cnova ($m) 22% VV stake in Cnova Note: (1) Includes $81m holding costs, $147m shareholder loans and $6m costs related to Class action filed in the US in Cnova EvEq bridge; (2) assuming repayment of Nova shareholders’ loan ($147m) DCF High Case 460 1,741 61 2,262 498 DCF Down Case 394 1,572 61 2,027 446 ($m) NOVA CNOVA NEWCO Holding costs, Shareholders' loan & other(1) CDISCOUNT (incl. Intl') 460 2,262 1,741 61 Nova Cdiscount Holding costs & other(1) Cnova DCF High Case DCF Dow n Case Value of the 22% held by VV in CNOVA to Newco (498) (446) Nova transferred 460 394 Estimated cash compensation (before potential synergies sharing and capi tal gain tax(2)) (38) (52) Shareholders' loan 147 147

DRAFT Sensitivities to BRL future exchange rate evolution Project Delphes - 29 July 2016 6 Based on DCF valuation Exchange rate evolution Cash consideration before synergies ($m) value sensitivity on BRL exchange rate evolution (Central USD/BRL value based on Valuation report data - 1m avg as of 30/06/16) Nova Equity value (High case) sensitivity on BRL exchange rate evolution (Central EUR/BRL and USD/BRL values based on Valuation report data – 1m avg as of 30/06/16) Source: Datastream Spot as of 30/06/16 1m avg as of 06/05/16 Spot as of 28/07/16 28/07/16 EUR/BRL USD/BRL Spot 3.63 3.28 1m avg 3.62 3.28 30/06/16 EUR/BRL USD/BRL Spot 3.56 3.20 1m avg 3.85 3.43 3m avg 3.97 3.51 6m avg 4.13 3.71 12m avg 4.10 3.70 18/06/16 EUR/BRL USD/BRL Spot 3.86 3.43 1m avg 3.96 3.52 06/05/16 EUR/BRL USD/BRL Spot 4.04 3.54 1m avg 4.04 3.55 €m EUR/BRL 3.18 3.28 3.37 3.47 3.57 3.60 3.68 3.76 3.85 3.95 3.98 4.05 4.14 4.24 4.34 4.43 4.53 (17.5%) (15.0%) (12.5%) (10.0%) (7.5%) (6.7%) (4.5%) (2.5%) - 2.5% 3.3% 5.0% 7.5% 10.0% 12.5% 15.0% 17.5% 410 496 482 468 455 443 439 429 420 410 400 397 390 381 372 364 356 349 $m USD/BRL 2.83 2.92 3.00 3.09 3.18 3.20 3.28 3.35 3.43 3.52 3.55 3.60 3.69 3.78 3.86 3.95 4.03 (17.5%) (15.0%) (12.5%) (10.0%) (7.5%) (6.7%) (4.5%) (2.5%) - 2.5% 3.3% 5.0% 7.5% 10.0% 12.5% 15.0% 17.5% 557 541 526 511 497 493 482 472 460 449 445 438 428 418 409 400 391 High case $m USD/BRL 2.83 2.92 3.00 3.09 3.18 3.20 3.28 3.35 3.43 3.52 3.55 3.60 3.69 3.78 3.86 3.95 4.03 (17.5%) (15.0%) (12.5%) (10.0%) (7.5%) (6.7%) (4.5%) (2.5%) - 2.5% 3.3% 5.0% 7.5% 10.0% 12.5% 15.0% 17.5% 38 26 14 2 (9) (12) (21) (28) (38) (46) (49) (55) (63) (70) (78) (84) (91) Down case $m USD/BRL 2.83 2.92 3.00 3.09 3.18 3.20 3.28 3.35 3.43 3.52 3.55 3.60 3.69 3.78 3.86 3.95 4.03 (17.5%) (15.0%) (12.5%) (10.0%) (7.5%) (6.7%) (4.5%) (2.5%) - 2.5% 3.3% 5.0% 7.5% 10.0% 12.5% 15.0% 17.5% 13 2 (8) (18) (27) (30) (38) (44) (52) (60) (62) (67) (73) (80) (86) (92) (98)

DRAFT Project Delphes - 29 July 2016 Nova: Multi-criteria valuation summary ($) Trading multiple valuation based on B2W multiples with a discount to take into consideration Nova’s lower profitability 7 Valuation on a stand-alone basis (before synergies) Nova Implied Equity value Note: Exchange rate used: EUR 1.00 = USD 1.12; Valuation based on business plans prepared and provided by Cnova management and market assumptions Relevancy Spot as of 12/04/16 1m avg 3m avg 6m avg 12m avg Since IPO @ IPO High case Mid point +/- 2.5% Down case Mid point +/- 2.5% Based on 2017e EV/Sales +/- 2.5% Based on LTM EV/Sales +/- 2.5% EQUITY VALUE ($m) - 500 1,000 1,500 2,000 2,500 3,000 3,500 - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 Bridge Ev-Eq Case 1 (as of 30/06/2016) 319 319 319 319 319 319 319 319 1,095 1,095 1,095 1,095 1,095 1,095 1,095 1,095 ENTREPRISE VALUE ($m) 319 819 1,319 1,819 2,319 2,819 3,319 3,819 1,095 3,095 5,095 7,095 9,095 11,095 13,095 15,095 2016e EV/Sales 1,433 0.20x 0.55x 0.90x 1.24x 1.59x 1.94x 2.29x 2.64x 0.22x 0.63x 1.04x 1.44x 1.85x 2.25x 2.66x 3.07x 2017e EV/Sales 1,832 0.16x 0.43x 0.70x 0.97x 1.25x 1.52x 1.79x 2.07x 0.17x 0.49x 0.81x 1.13x 1.45x 1.76x 2.08x 2.40x TRADING MULTIPLES TRANSACTION MULTIPLES Methodology Equity Value ($m) Equity Value (BRLm) SHARE PRICE BROKERS TARGET PRICE DCF 448 384 250 1,138 471 404 263 1,197 460 394 1,539 1,318 859 3,655 1,618 1,386 904 3,842 1,579 1,352 xxx xx For reference

DRAFT Project Delphes - 29 July 2016 Cdiscount: Multi-criteria valuation summary ($) Trading multiple valuation based on two approaches: - Peers’ group median multiples - AO World multiples with a discount to take into consideration Cdiscount’s lower profitability 8 Valuation on a stand-alone basis (before holding costs) Cdiscount Implied Equity value Note: Exchange rate used: EUR 1.00 = USD 1.12; Valuation based on business plans prepared and provided by Cnova management and market assumptions Relevancy Spot as of 12/04/16 1m avg 3m avg 6m avg 12m avg Since IPO @ IPO High case Mid point +/- 2.5% Down case Mid point +/- 2.5% Based on 2017e Min/Max Based on LTM EV/Sales +/- 2.5% EQUITY VALUE ($m) - 500 1,000 1,500 2,000 2,500 3,000 3,500 Bridge Ev-Eq Case 1 (as of 30/06/2016) 177 177 177 177 177 177 177 177 ENTREPRISE VALUE ($m) 177 677 1,177 1,677 2,177 2,677 3,177 3,677 2016e EV/Sales 2,067 0.08x 0.32x 0.56x 0.80x 1.04x 1.29x 1.53x 1.77x 2017e EV/Sales 2,246 0.07x 0.29x 0.52x 0.74x 0.96x 1.18x 1.41x 1.63x DCF BROKERS TARGET PRICE TRADING MULTIPLES TRANSACTION MULTIPLES Methodology Equity Value ($m) SHARE PRICE 1,698 1,533 1,183 1,326 1,785 1,612 1,228 1,394 1,741 1,572 x x x x xxx xx For reference

DRAFT Project Delphes - 29 July 2016 Cnova: multi-criteria valuation summary ($) Premiums applied correspond to the min and max of the median of premiums registered in buyout transactions in Brazil, Europe and US fulfilling the following criteria: i) ≥ EUR 100m deal value, ii) involving an initial stake ≥ 30%, iii) paid in cash and iv) occurring between 2011 – 2016 9 Price per share between $4.59 and $5.13 based on DCF valuation methodology Cnova (Equity value & Share price) Tender offer premium range applied on average point Note: Exchange rate used: EUR 1.00 = USD 1.12; Valuation based on business plans prepared and provided by Cnova management and market assumptions ; Share price data as of 12/04/2016, before JPM research report Relevancy Equity Value ($m) Share Price ($) Spot as of 12/04/16 1m avg Min/Max of the VWAP 3m avg Min/Max of the VWAP 6m avg Min/Max of the VWAP 12m avg Min/Max of the VWAP Since IPO Min/Max of the VWAP @IPO (20/11/14) Min/Max of the brokers' target price High case Mid point +/- 2.5% Down case Mid point +/- 2.5% Based on 2017e EV/Sales +/- 2.5% Based on LTM EV/Sales +/- 2.5% EQUITY VALUE ($m) 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 - 1.20 2.40 3.60 4.80 6.00 7.20 8.40 Bridge Ev-Eq Case 1 (as of 30/06/2016) 354 354 354 354 354 354 354 354 ENTREPRISE VALUE ($m) 854 1,354 1,854 2,354 2,854 3,354 3,854 4,354 2016e EV/Sales 3,501 0.24x 0.39x 0.53x 0.67x 0.82x 0.96x 1.10x 1.24x 2017e EV/Sales 4,078 0.21x 0.33x 0.45x 0.58x 0.70x 0.82x 0.95x 1.07x DCF TRADING MULTIPLES TRANSACTION MULTIPLES Methodology SHARE PRICE BROKERS TARGET PRICE 1,007 981 981 981 981 659 2,205 1,976 1,485 2,524 1,294 1,325 1,325 1,527 3,050 3,557 3,089 1,758 2,318 2,077 1,561 2,653 1,146 1,068 1,121 1,680 2,065 1,165 2,262 2,027 2.28 2.22 2.22 2.22 2.22 1.49 5.00 4.48 3.36 5.72 2.93 3.00 3.00 3.46 6.91 8.06 7.00 3.98 5.25 4.71 3.54 6.01 2.60 2.42 2.54 3.81 4.68 2.64 5.13 4.59 xxx For reference xx xx xx xx xx For reference For reference For reference For reference

DRAFT Project Delphes - 29 July 2016 10 Nova valuation Cdiscount valuation Cnova valuation Appendix 1 2 3 10 19 29 37

DRAFT Project Delphes - 29 July 2016 Nova: Multi-criteria valuation summary (€) Valuation summary in $ page 7 Trading multiple valuation based on B2W multiples with a discount to take into consideration Nova’s lower profitability 11 Valuation on a stand-alone basis (before synergies) Nova Implied Equity value Note: Exchange rate used for 2015: EUR1.00 = BRL 3.7 (2015 average) and from 2016 onwards: EUR 1.00= BRL3.85 (1m average as of 30/06/2016); Valuation based on business plans prepared and provided by Cnova management and market assumptions Relevancy Spot as of 12/04/16 1m avg 3m avg 6m avg 12m avg Since IPO @ IPO High case Mid point +/- 2.5% Down case Mid point +/- 2.5% Based on 2017e EV/Sales +/- 2.5% Based on LTM EV/Sales +/- 2.5% EQUITY VALUE (€m) - 500 1,000 1,500 2,000 2,500 3,000 3,500 - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 Bridge Ev-Eq Case 1 (as of 30/06/2016) 284 284 284 284 284 284 284 284 1,095 1,095 1,095 1,095 1,095 1,095 1,095 1,095 ENTREPRISE VALUE (€m) 284 784 1,284 1,784 2,284 2,784 3,284 3,784 1,095 3,095 5,095 7,095 9,095 11,095 13,095 15,095 2016e EV/Sales 1,276 0.22x 0.61x 1.01x 1.40x 1.79x 2.18x 2.57x 2.96x 0.22x 0.63x 1.04x 1.44x 1.85x 2.25x 2.66x 3.07x 2017e EV/Sales 1,631 0.17x 0.48x 0.79x 1.09x 1.40x 1.71x 2.01x 2.32x 0.17x 0.49x 0.81x 1.13x 1.45x 1.76x 2.08x 2.40x TRADING MULTIPLES DCF TRANSACTION MULTIPLES BROKERS TARGET PRICE SHARE PRICE Methodology Equity Value (€m) Equity Value (BRLm) 399 342 223 1,014 420 360 234 1,066 410 351 1,539 1,318 859 3,655 1,618 1,386 904 3,842 1,579 1,352 xxx xx For reference

DRAFT

Nova: EV – Equity adjustments

As of 30/06/2016

EV – Equity adjustment

	Case 1: Normalized WC with instalments		Case 2: Normalized WC without instalments		
Category	**Value retained (€m)**	**Value retained (BRLm)**	**Value retained (€m)**	**Value retained (BRLm)**	**Comments**
Financial debt	162.4	626.0	162.4	626.0	Incl. loans and borrowings, lease financing and accrued interests
Shareholders' loan	131.1	505.2	131.1	505.2	Shareholders' loan from Cnova to Nova (BRL505.2m including accrued interests)
Cash & Cash equivalents	(7.2)	(27.6)	(7.2)	(27.6)	Incl. marketable securities
Net debt / (Net Cash)	**286.3**	**1,103.6**	**286.3**	**1,103.6**	
Securitization	-	-	-	-	
NWC seasonality cash adjustment	(6.5)	(25.2)	14.5	55.7	WC Normalisation from June levels to LTM average (1)
Debt increase if no factoring	-	-	340.9	1,314.0	Required to adjust Cash position for proceeds from Factoring
Financial Assets (incl. Associates)	(0.0)	(0.1)	(0.0)	(0.1)	Participating interests
Deferred tax assets	(5.8)	(22.3)	(7.4)	(28.7)	NPV of use of BRL36.9m of deferred tax assets at Nova
Employee benefits	-	-	-	-	
Debt-like provisions	10.0	38.6	10.0	38.6	Incl. restructuring provisions, provisions for sundry litigation and provisions for warehouses closing
Cash from dilutive financial instruments	-	-	-	-	
Minority interests	-	-	-	-	
Total Enterprise Value Adjustments	**284.0**	**1,094.5**	**644.2**	**2,483.1**	
	[DCF]		*[Multiples]*		

Note:
- Case 1 used for DCF valuation since Instalment costs are taken into account in the Cash Flows
- Case 2 is used for valuation by Trading multiples, since it adjusts Nova's NWC and Net Financial Debt for Factoring impact, which is not taken into consideration in the applied aggregates

Note: Exchange rate used EUR 1.00= BRL3.85 (1m average as of 30/06/2016); (1) Includes estimated on going Nova Brazil investigation at WC level; See detailed Working Capital normalization in appendix

BNP PARIBAS The bank for a changing world

Project Delphes - 29 July 2016 | 12

DRAFT Nova: Business Plan overview (High case) Project Delphes - 29 July 2016 13 DS GM to decrease by 2025 due to competition, partially offset by Other activities Increasing SG&A due to growing contribution of MP into GMV MP contribution into GMV to reach Cdiscount level 3 to 4 years later with a max. of 50% (excl. B2B and Wholesale) ~+200bps above LT Brazilian inflation (+5.1%) as ecommerce will benefit from high penetration rate Normative D&A slightly lower than Capex (investment phase) Stable WC at (6.9%) of Net Sales post Management BP Improving Gross Margin due to increasing MP contribution in GMV MANAGEMENT FORECASTS EXTRAPOLATION NORM. (FYE 31/12) Dec-15 Dec-16 H1 2016 H2 2016 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 GMV excl taxes (BRLm) 7,748 7,343 3,296 4,047 10,064 12,827 16,355 20,852 25,961 31,186 36,098 40,204 43,018 Growth % (%) (5.2%) +37.1% +27.5% +27.5% +27.5% +24.5% +20.1% +15.8% +11.4% +7.0% o/w % of Direct Sales in GMV (%) 60.7% 62.5% 59.3% 57.3% 55.3% 47.8% 44.1% 41.6% 39.8% 39.8% 39.8% 39.8% o/w % of Marketplace in GMV (%) 16.6% 14.8% 18.1% 23.8% 27.3% 34.8% 38.5% 41.0% 42.8% 42.8% 42.8% 42.8% o/w % of Other activity in GMV (%) 22.6% 22.6% 22.6% 18.9% 17.4% 17.4% 17.4% 17.4% 17.4% 17.4% 17.4% 17.4% Net sales HT (BRLm) 6,126 4,920 2,256 2,664 6,287 7,773 9,149 11,197 13,560 15,968 18,521 20,671 22,118 Growth % (%) -19.7% +27.8% +23.6% +17.7% +22.4% +21.1% +17.8% +16.0% +11.6% +7.0% o/w Direct Sales (BRLm) 4,882 3,368 1,554 1,814 4,381 5,444 6,000 7,056 8,287 9,519 11,018 12,272 13,131 Growth % (%) (5.0%) +7.0% +12.0% +10.2% +17.6% +17.4% +14.9% +15.8% +11.4% +7.0% o/w MP Commissions (BRLm) 82 165 66 99 324 473 782 1,124 1,517 1,936 2,280 2,582 2,763 Growth % (%) +100.1% +96.6% +45.8% +65.6% +43.7% +34.9% +27.7% +17.7% +13.3% +7.0% Commissio n rate (%) 10.9% 13.5% 13.5% 13.5% 13.5% 13.5% 13.8% 14.0% 14.3% 14.5% 14.8% 15.0% 15.0% o/w Other (BRLm) 1,273 1,387 636 751 1,582 1,856 2,367 3,017 3,757 4,513 5,223 5,818 6,225 Growth % (%) +9.0% +14.0% +17.3% +27.5% +27.5% +24.5% +20.1% +15.8% +11.4% +7.0% Gross profit (BRLm) 511 629 237 392 1,037 1,438 1,891 2,457 3,102 3,770 4,366 4,865 5,205 Gross Margin (% of Net Sales) (%) 8.3% 12.8% 10.5% 14.7% 16.5% 18.5% 20.7% 21.9% 22.9% 23.6% 23.6% 23.5% 23.5% GM excl. MP (% of Net Sales) (%) 7.1% 9.8% 7.8% 11.4% 12.0% 13.2% 13.3% 13.2% 13.2% 13.1% 12.8% 12.6% 12.6% Total SG&A (BRLm) (886) (999) (479) (520) (876) (1,082) (1,314) (1,635) (2,051) (2,434) (2,818) (3,139) (3,359) % of GMV (%) (11.4%) (13.6%) (14.5%) (12.8%) (8.7%) (8.4%) (8.0%) (7.8%) (7.9%) (7.8%) (7.8%) (7.8%) (7.8%) % of Net Sales (%) (14.5%) (20.3%) (21.2%) (19.5%) (13.9%) (13.9%) (14.4%) (14.6%) (15.1%) (15.2%) (15.2%) (15.2%) (15.2%) EBITDA (bef. Instalment costs) (BRLm) (377) (370) (242) (128) 161 356 577 822 1,051 1,336 1,548 1,726 1,846 % of Net Sales (%) (6.2%) (7.5%) (10.7%) (4.8%) 2.6% 4.6% 6.3% 7.3% 7.8% 8.4% 8.4% 8.3% 8.3% Instalment costs (BRLm) (242) (259) (101) (157) (336) (367) (268) (326) (385) (438) (479) (502) (538) % of Net Sales (%) (4.0%) (5.3%) (4.5%) (5.9%) (5.3%) (4.7%) (2.9%) (2.9%) (2.8%) (2.7%) (2.6%) (2.4%) (2.4%) EBITDA (BRLm) (619) (629) (343) (285) (175) (12) 309 497 666 897 1,069 1,223 1,309 % of Net Sales (%) (10.1%) (12.8%) (15.2%) (10.7%) (2.8%) (0.1%) 3.4% 4.4% 4.9% 5.6% 5.8% 5.9% 5.9% D&A (BRLm) (57) (65) (29) (36) (56) (61) (88) (125) (171) (224) (281) (337) (387) % of GMV (%) (0.7%) (0.9%) (0.9%) (0.9%) (0.6%) (0.5%) (0.5%) (0.6%) (0.7%) (0.7%) (0.8%) (0.8%) (0.9%) % of Net Sales (%) (0.9%) (1.3%) (1.3%) (1.4%) (0.9%) (0.8%) (1.0%) (1.1%) (1.3%) (1.4%) (1.5%) (1.6%) (1.8%) CAPEX (BRLm) (106) (94) (45) (49) (112) (135) (164) (209) (260) (312) (361) (402) (430) % of GMV (%) (1.4%) (1.3%) (1.4%) (1.2%) (1.1%) (1.1%) (1.0%) (1.0%) (1.0%) (1.0%) (1.0%) (1.0%) (1.0%) % of Net Sales (%) (1.7%) (1.9%) (2.0%) (1.8%) (1.8%) (1.7%) (1.8%) (1.9%) (1.9%) (2.0%) (1.9%) (1.9%) (1.9%) Working Capital (BRLm) (551) (461) (509) (536) (631) (772) (935) (1,101) (1,277) (1,425) (1,524) % of Net Sales (%) (9.0%) (9.4%) (8.1%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) Inventory (COGS excl ship.) (days) 62 53 51 50 Receivables (GM V) (days) 39 40 38 38 Payables (COGS excl ship.) (days) 141 136 131 126 Change in WC - Other (BRLm) 5 100 14 - -Normalize-d WC bas-ed on mon- thly avera-ge # of da-ys; decreas-e in # of days forecasted in the BP is applied to monthly average # of days to estimate “normalized” WC in 2016-2018 SELIC decreasing to 8%, avg. instalments from 5.8 to 4 times and GMV reduced from 100% to 80% Stabilisation of GMV growth before a linearly decrease to perpetual growth rate Less aggressive recovery for the Down case Based on the assumption of an industry trend

DRAFT Nova: Discounted Cash Flow valuation (High case) Project Delphes - 29 July 2016 14 Main assumptions: Valuation as of 30/06/2016 Tax rate: 34% (Brazil) WACC: 16.1% Tax credits valued separately as the business plan period is not long enough to use current stock and tax losses carry forward generated in 2016-2018 Favourable instalments assumptions assuming an improvement of industry practices over extrapolation period: - SELIC decreasing to 8%, - Avg. instalments from 5.8 to 4 times, and - GMV reduced from 100% to 80% Discounted Cash Flow model Enterprise Value & Equity Value WACC & PGR Sensitivity on Equity Value Note: Exchange rate used for 2015: EUR1.00 = BRL 3.70 (2015 average) and from 2016 onwards: EUR 1.00= BRL3.85 (1m average as of 30/06/2016); Valuation based on business plans prepared and provided by Cnova management and market assumptions As of 30/06/2016 €m BRLm % NPV (H2 2016e-2024e FCFs) 86 332 12% Terminal value 574 2,214 83% NPV tax credits 33 127 5% ENTERPRISE VALUE 694 2,673 100% 2017e EV/Sales 0.43x 2017e EV/EBITDA (post instalments) n.m. - EvEq Adjustments (284) (1,095) EQUITY VALUE 410 1,579 (units) HISTO. MANAGEMENT FORECASTS EXTRAPOLATION NORM. CAGR (FYE 31/12) Dec-15 Dec-16 H1 2016 H2 2016 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 2019-24 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Net sales (BRLm) 6,126 4,920 2,256 2,664 6,287 7,773 9,149 11,197 13,560 15,968 18,521 20,671 22,118 +17.7% Growth % (%) -19.7% +27.8% +23.6% +17.7% +22.4% +21.1% +17.8% +16.0% +11.6% +7.0% EBITDA (bef. Instalment) (BRLm) (377) (370) (242) (128) 161 356 577 822 1,051 1,336 1,548 1,726 1,846 +24.5% % of Net Sales (%) (6.2%) (7.5%) (10.7%) (4.8%) 2.6% 4.6% 6.3% 7.3% 7.8% 8.4% 8.4% 8.3% 8.3% Instalment costs (%) (242) (259) (101) (157) (336) (367) (268) (326) (385) (438) (479) (502) (538) +13.4% % on Net Sales (%) (4.0%) (5.3%) (4.5%) (5.9%) (5.3%) (4.7%) (2.9%) (2.9%) (2.8%) (2.7%) (2.6%) (2.4%) (2.4%) EBITDA (BRLm) (619) (629) (343) (285) (175) (12) 309 497 666 897 1,069 1,223 1,309 +31.7% % of Net Sales (%) (10.1%) (12.8%) (15.2%) (10.7%) (2.8%) (0.1%) 3.4% 4.4% 4.9% 5.6% 5.8% 5.9% 5.9% - D&A (BRLm) (57) (65) (29) (36) (56) (61) (88) (125) (171) (224) (281) (337) (387) +30.9% % of GMV (%) (0.7%) (0.9%) (0.9%) (0.9%) (0.6%) (0.5%) (0.5%) (0.6%) (0.7%) (0.7%) (0.8%) (0.8%) (0.9%) % of Net Sales (%) (0.9%) (1.3%) (1.3%) (1.4%) (0.9%) (0.8%) (1.0%) (1.1%) (1.3%) (1.4%) (1.5%) (1.6%) (1.8%) EBIT (BRLm) (676) (694) (372) (322) (231) (73) 221 372 495 673 787 886 922 +32.0% % of Net Sales (%) (11.0%) (14.1%) (16.5%) (12.1%) (3.7%) (0.9%) 2.4% 3.3% 3.7% 4.2% 4.3% 4.3% 4.2% - Normative tax rate (BRLm) - - - - - (75) (127) (168) (229) (268) (301) (313) +32.0% % normative tax rate (%) 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% + D&A (BRLm) 57 65 29 36 56 61 88 125 171 224 281 337 387 +30.9% % on Net Sales (%) 0.9% 1.3% 1.3% 1.4% 0.9% 0.8% 1.0% 1.1% 1.3% 1.4% 1.5% 1.6% 1.8% - CAPEX (BRLm) (106) (94) (45) (49) (112) (135) (164) (209) (260) (312) (361) (402) (430) +19.7% % of GMV (%) (1.4%) (1.3%) (1.4%) (1.2%) (1.1%) (1.1%) (1.0%) (1.0%) (1.0%) (1.0%) (1.0%) (1.0%) (1.0%) % on Net Sales (%) (1.7%) (1.9%) (2.0%) (1.8%) (1.8%) (1.7%) (1.8%) (1.9%) (1.9%) (2.0%) (1.9%) (1.9%) (1.9%) - Change in Normative WC (BRLm) 506 (160) 4 (164) 63 26 95 141 163 166 176 148 100 +9.3% % on Net Sales (%) 8.3% (3.3%) 0.2% (6.2%) 1.0% 0.3% 1.0% 1.3% 1.2% 1.0% 1.0% 0.7% 0.5% WC % on Net Sales (9.0%) (9.4%) (8.1%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) Free cash flows (BRLm) (883) (385) (498) (224) (120) 165 303 401 523 616 668 665 +32.3% Free cash flows (€m) (229) (100) (129) (58) (31) 43 79 104 136 160 173 173 +32.3% WACC BRLm 1,579 (0.5%) (0.3%) 0.3% 0.5% (1.0%) 1,465 1,363 1,266 1,174 1,086 (0.5%) 1,632 1,520 1,414 1,314 1,218 1,819 1,695 1,579 1,468 1,364 0.5% 2,029 1,891 1,762 1,641 1,526 1.0% 2,266 2,112 1,969 1,834 1,707 €m (1.0%) 380 354 328 305 282 (0.5%) 423 394 367 341 316 472 440 410 381 354 0.5% 526 491 457 426 396 1.0% 588 548 511 476 443 PERPETUAL GROWTH PERPETUAL GROWTH

DRAFT Nova: Discounted Cash Flow valuation (Down case) Project Delphes - 29 July 2016 15 Main assumptions: Down case valuation includes lower Sales growth beyond the Business Plan compared to High case (2019-24 CAGR of +16% vs. +18% for High case) due to a lower recovery and rebound in 2019/20 impacting 2021 onwards (growth is linearly decreasing to 2025 level) 2019 and 2020 growth as per below: - +26.0% in 2019 at GMV level (vs. +27.5% for High case in line with 2018) - +24.5% for 2020 (vs. +27.5% for High case in line with 2018) Other valuation assumptions as per High case including instalments Discounted Cash Flow model Enterprise Value & Equity Value WACC & PGR Sensitivity on Equity Value Note: Exchange rate used for 2015: EUR1.00 = BRL 3.70 (2015 average) and from 2016 onwards: EUR 1.00= BRL3.85 (1m average as of 30/06/2016); Valuation based on business plans prepared and provided by Cnova management and market assumptions (units) HISTO. MANAGEMENT FORECASTS EXTRAPOLATION NORM. CAGR (FYE 31/12) Dec-15 Dec-16 H1 2016 H2 2016 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 2019-24 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Net sales (BRLm) 6,126 4,920 2,256 2,664 6,287 7,773 9,041 10,805 12,922 15,070 17,362 19,310 20,662 +16.4% Growth % (%) -19.7% +27.8% +23.6% +16.3% +19.5% +19.6% +16.6% +15.2% +11.2% +7.0% EBITDA (bef. Instalment) (BRLm) (377) (370) (242) (128) 161 356 570 794 1,002 1,261 1,451 1,612 1,725 +23.1% % of Net Sales (%) (6.2%) (7.5%) (10.7%) (4.8%) 2.6% 4.6% 6.3% 7.3% 7.8% 8.4% 8.4% 8.3% 8.3% Instalment costs (%) (242) (259) (101) (157) (336) (367) (265) (314) (367) (414) (449) (469) (502) +12.1% % on Net Sales (%) (4.0%) (5.3%) (4.5%) (5.9%) (5.3%) (4.7%) (2.9%) (2.9%) (2.8%) (2.7%) (2.6%) (2.4%) (2.4%) EBITDA (BRLm) (619) (629) (343) (285) (175) (12) 305 479 634 847 1,002 1,143 1,223 +30.2% % of Net Sales (%) (10.1%) (12.8%) (15.2%) (10.7%) (2.8%) (0.1%) 3.4% 4.4% 4.9% 5.6% 5.8% 5.9% 5.9% - D&A (BRLm) (57) (65) (29) (36) (56) (61) (87) (120) (163) (211) (264) (315) (362) +29.4% % of GMV (%) (0.7%) (0.9%) (0.9%) (0.9%) (0.6%) (0.5%) (0.5%) (0.6%) (0.7%) (0.7%) (0.8%) (0.8%) (0.9%) % of Net Sales (%) (0.9%) (1.3%) (1.3%) (1.4%) (0.9%) (0.8%) (1.0%) (1.1%) (1.3%) (1.4%) (1.5%) (1.6%) (1.8%) EBIT (BRLm) (676) (694) (372) (322) (231) (73) 218 359 472 635 738 827 861 +30.5% % of Net Sales (%) (11.0%) (14.1%) (16.5%) (12.1%) (3.7%) (0.9%) 2.4% 3.3% 3.7% 4.2% 4.3% 4.3% 4.2% - Normative tax rate (BRLm) - - - - - (74) (122) (160) (216) (251) (281) (293) +30.5% % normative tax rate (%) 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% + D&A (BRLm) 57 65 29 36 56 61 87 120 163 211 264 315 362 +29.4% % on Net Sales (%) 0.9% 1.3% 1.3% 1.4% 0.9% 0.8% 1.0% 1.1% 1.3% 1.4% 1.5% 1.6% 1.8% - CAPEX (BRLm) (106) (94) (45) (49) (112) (135) (162) (201) (247) (294) (338) (376) (402) +18.4% % of GMV (%) (1.4%) (1.3%) (1.4%) (1.2%) (1.1%) (1.1%) (1.0%) (1.0%) (1.0%) (1.0%) (1.0%) (1.0%) (1.0%) % on Net Sales (%) (1.7%) (1.9%) (2.0%) (1.8%) (1.8%) (1.7%) (1.8%) (1.9%) (1.9%) (2.0%) (1.9%) (1.9%) (1.9%) - Change in Normative WC (BRLm) 506 (160) 4 (164) 63 26 87 122 146 148 158 134 93 +9.0% % on Net Sales (%) 8.3% (3.3%) 0.2% (6.2%) 1.0% 0.3% 1.0% 1.1% 1.1% 1.0% 0.9% 0.7% 0.5% WC % on Net Sales (9.0%) (9.4%) (8.1%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) Free cash flows (BRLm) (883) (385) (498) (224) (120) 157 277 373 485 570 620 621 +31.7% Free cash flows (€m) (229) (100) (129) (58) (31) 41 72 97 126 148 161 161 +31.7% As of 30/06/2016 €m BRLm % NPV (H2 2016e-2024e FCFs) 66 254 10% Terminal value 537 2,068 85% NPV tax credits 32 125 5% ENTERPRISE VALUE 635 2,446 100% 2017e EV/Sales 0.39x 2017e EV/EBITDA (post instalments) n.m. - EvEq Adjustments (284) (1,095) EQUITY VALUE 351 1,352 WACC BRLm 1,352 (0.5%) (0.3%) 0.3% 0.5% (1.0%) 1,245 1,150 1,060 974 892 (0.5%) 1,402 1,297 1,198 1,104 1,015 1,576 1,461 1,352 1,249 1,152 0.5% 1,772 1,644 1,524 1,410 1,303 1.0% 1,994 1,851 1,716 1,590 1,472 €m (1.0%) 323 298 275 253 231 (0.5%) 364 337 311 287 263 409 379 351 324 299 0.5% 460 427 395 366 338 1.0% 517 480 445 413 382 PERPETUAL GROWTH PERPETUAL GROWTH

DRAFT Nova: Discounted Cash Flow valuation (Down case) Project Delphes - 29 July 2016 15 Main assumptions: Down case valuation includes lower Sales growth beyond the Business Plan compared to High case (2019-24 CAGR of +16% vs. +18% for High case) due to a lower recovery and rebound in 2019/20 impacting 2021 onwards (growth is linearly decreasing to 2025 level) 2019 and 2020 growth as per below: - +26.0% in 2019 at GMV level (vs. +27.5% for High case in line with 2018) - +24.5% for 2020 (vs. +27.5% for High case in line with 2018) Other valuation assumptions as per High case including instalments Discounted Cash Flow model Enterprise Value & Equity Value WACC & PGR Sensitivity on Equity Value Note: Exchange rate used for 2015: EUR1.00 = BRL 3.70 (2015 average) and from 2016 onwards: EUR 1.00= BRL3.85 (1m average as of 30/06/2016); Valuation based on business plans prepared and provided by Cnova management and market assumptions (units) HISTO. MANAGEMENT FORECASTS EXTRAPOLATION NORM. CAGR (FYE 31/12) Dec-15 Dec-16 H1 2016 H2 2016 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 2019-24 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Net sales (BRLm) 6,126 4,920 2,256 2,664 6,287 7,773 9,041 10,805 12,922 15,070 17,362 19,310 20,662 +16.4% Growth % (%) -19.7% +27.8% +23.6% +16.3% +19.5% +19.6% +16.6% +15.2% +11.2% +7.0% EBITDA (bef. Instalment) (BRLm) (377) (370) (242) (128) 161 356 570 794 1,002 1,261 1,451 1,612 1,725 +23.1% % of Net Sales (%) (6.2%) (7.5%) (10.7%) (4.8%) 2.6% 4.6% 6.3% 7.3% 7.8% 8.4% 8.4% 8.3% 8.3% Instalment costs (%) (242) (259) (101) (157) (336) (367) (265) (314) (367) (414) (449) (469) (502) +12.1% % on Net Sales (%) (4.0%) (5.3%) (4.5%) (5.9%) (5.3%) (4.7%) (2.9%) (2.9%) (2.8%) (2.7%) (2.6%) (2.4%) (2.4%) EBITDA (BRLm) (619) (629) (343) (285) (175) (12) 305 479 634 847 1,002 1,143 1,223 +30.2% % of Net Sales (%) (10.1%) (12.8%) (15.2%) (10.7%) (2.8%) (0.1%) 3.4% 4.4% 4.9% 5.6% 5.8% 5.9% 5.9% - D&A (BRLm) (57) (65) (29) (36) (56) (61) (87) (120) (163) (211) (264) (315) (362) +29.4% % of GMV (%) (0.7%) (0.9%) (0.9%) (0.9%) (0.6%) (0.5%) (0.5%) (0.6%) (0.7%) (0.7%) (0.8%) (0.8%) (0.9%) % of Net Sales (%) (0.9%) (1.3%) (1.3%) (1.4%) (0.9%) (0.8%) (1.0%) (1.1%) (1.3%) (1.4%) (1.5%) (1.6%) (1.8%) EBIT (BRLm) (676) (694) (372) (322) (231) (73) 218 359 472 635 738 827 861 +30.5% % of Net Sales (%) (11.0%) (14.1%) (16.5%) (12.1%) (3.7%) (0.9%) 2.4% 3.3% 3.7% 4.2% 4.3% 4.3% 4.2% - Normative tax rate (BRLm) - - - - - (74) (122) (160) (216) (251) (281) (293) +30.5% % normative tax rate (%) 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% 34.0% + D&A (BRLm) 57 65 29 36 56 61 87 120 163 211 264 315 362 +29.4% % on Net Sales (%) 0.9% 1.3% 1.3% 1.4% 0.9% 0.8% 1.0% 1.1% 1.3% 1.4% 1.5% 1.6% 1.8% - CAPEX (BRLm) (106) (94) (45) (49) (112) (135) (162) (201) (247) (294) (338) (376) (402) +18.4% % of GMV (%) (1.4%) (1.3%) (1.4%) (1.2%) (1.1%) (1.1%) (1.0%) (1.0%) (1.0%) (1.0%) (1.0%) (1.0%) (1.0%) % on Net Sales (%) (1.7%) (1.9%) (2.0%) (1.8%) (1.8%) (1.7%) (1.8%) (1.9%) (1.9%) (2.0%) (1.9%) (1.9%) (1.9%) - Change in Normative WC (BRLm) 506 (160) 4 (164) 63 26 87 122 146 148 158 134 93 +9.0% % on Net Sales (%) 8.3% (3.3%) 0.2% (6.2%) 1.0% 0.3% 1.0% 1.1% 1.1% 1.0% 0.9% 0.7% 0.5% WC % on Net Sales (9.0%) (9.4%) (8.1%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) (6.9%) Free cash flows (BRLm) (883) (385) (498) (224) (120) 157 277 373 485 570 620 621 +31.7% Free cash flows (€m) (229) (100) (129) (58) (31) 41 72 97 126 148 161 161 +31.7% As of 30/06/2016 €m BRLm % NPV (H2 2016e-2024e FCFs) 66 254 10% Terminal value 537 2,068 85% NPV tax credits 32 125 5% ENTERPRISE VALUE 635 2,446 100% 2017e EV/Sales 0.39x 2017e EV/EBITDA (post instalments) n.m. - EvEq Adjustments (284) (1,095) EQUITY VALUE 351 1,352 WACC BRLm 1,352 (0.5%) (0.3%) 0.3% 0.5% (1.0%) 1,245 1,150 1,060 974 892 (0.5%) 1,402 1,297 1,198 1,104 1,015 1,576 1,461 1,352 1,249 1,152 0.5% 1,772 1,644 1,524 1,410 1,303 1.0% 1,994 1,851 1,716 1,590 1,472 €m (1.0%) 323 298 275 253 231 (0.5%) 364 337 311 287 263 409 379 351 324 299 0.5% 460 427 395 366 338 1.0% 517 480 445 413 382 PERPETUAL GROWTH PERPETUAL GROWTH

Nova: Trading multiples valuation

DRAFT

Alternative methodology to cross-check regression analysis

Methodology:
B2W assumed as the most comparable peer (similar market share, product offering, geographical footprint, size, etc.).
Multiple retained: 2017e B2W EV/Sales multiples with a discount to take into account Nova's lower profitability at Gross Margin level

Case 2 EvEq bridge is used for valuation by Trading multiples, since it adjusts Nova's Net Financial Debt for proceeds from Factoring, which is not taken into consideration in the applied aggregates

Dangdang has been withdrawn from Nova peers' group as it is currently going private

Trading multiples

€m	Market Cap.	EV	EV/Sales 2016e	EV/Sales 2017e	EV/Sales 2018e	EV/EBITDA 2016e	EV/EBITDA 2017e	EV/EBITDA 2018e	EV/EBITA 2016e	EV/EBITA 2017e	EV/EBITA 2018e	Adjusted PE Ratio 2016e	Adjusted PE Ratio 2017e	Adjusted PE Ratio 2018e
Amazon.Com	287,364	280,639	2.33x	1.93x	1.60x	24.4x	18.3x	12.9x	65.0x	40.5x	24.4x	nm	nm	36.4x
Jd.Com	34,520	30,906	0.90x	0.69x	0.56x	nm	nm	31.2x	nm	nm	65.4x	na	na	81.7x
Vipshop	6,409	6,042	0.83x	0.66x	0.55x	11.9x	9.6x	8.0x	17.2x	13.0x	10.4x	23.1x	17.4x	13.6x
B2W	1,060	2,003	0.80x	0.72x	0.62x	10.6x	8.7x	6.8x	18.4x	13.9x	10.1x	nm	nm	nm
Dangdang	*468*	*332*	*0.20x*	*0.17x*	*na*	*10.4x*	*4.9x*	*na*	*26.1x*	*5.9x*	*na*	*22.2x*	*7.3x*	*na*
Average (excl. Dangdang)			**1.01x**	**0.83x**	**0.83x**	**14.3x**	**10.4x**	**14.7x**	**31.7x**	**18.3x**	**27.6x**	**22.7x**	**12.4x**	**43.9x**
Median (excl. Dangdang)			**0.83x**	**0.69x**	**0.59x**	**11.3x**	**9.1x**	**10.4x**	**22.3x**	**13.4x**	**17.4x**	**22.7x**	**12.4x**	**36.4x**
Financials (BRLm)			4,920	6,287	7,773									
Nova implied EV pre discount (BRLm)			***3,931***	***4,516***	***4,837***									
Nova implied EV pre discount (€m)			***1,020***	***1,172***	***1,255***									
Discount applied			*40.7%*	*25.5%*	*18.9%*	*Discount based on Nova / B2W Gross Margin ratio*								
Nova implied EV retained (BRLm)			***2,333***	***3,365***	***3,921***									
Nova implied EV retained (€m)			***605***	***873***	***1,017***									
EvEq adjustments (BRLm)		(2,483)												
EvEq adjustments (€m)		(644)												
Nova implied Eq value (BRLm)			***(150)***	***881***	***1,438***									
Nova implied Eq value (€m)			***(39)***	***229***	***373***									

Based on B2W 2018e EV/Sales multiple (without any discount), Nova implied Equity Value reach €611m. However, Nova is expected to generate negative cash flow over H2 2016, 2017 and 2018 (respectively €(120)m, €(58)m and €(31)m in H2 2016e, 2017e and 2018e). By adjusting implied Equity Value by this negative cash flow generation (€209m), Nova Equity Value reach €401m

Operating benchmark

€m	Sales growth 2016e	Sales growth 2017e	Sales growth 2018e	Gross margin 2016e	Gross margin 2017e	Gross margin 2018e	EBITDA margin (1) 2016e	EBITDA margin (1) 2017e	EBITDA margin (1) 2018e	EBITA margin 2016e	EBITA margin 2017e	EBITA margin 2018e	Capex in % of sales 2016e	Capex in % of sales 2017e	Capex in % of sales 2018e
Amazon.Com	+25.1%	+20.8%	+20.8%	35.2%	36.8%	38.2%	9.6%	10.5%	12.4%	3.6%	4.8%	6.5%	5.1%	4.8%	4.9%
Jd.Com	+40.7%	+30.4%	+22.2%	14.7%	15.5%	16.6%	(0.2%)	0.7%	1.8%	(1.2%)	(0.3%)	0.9%	2.0%	1.6%	1.6%
Vipshop	+33.6%	+26.4%	+19.8%	24.2%	24.2%	24.2%	7.0%	6.9%	6.9%	4.9%	5.1%	5.3%	4.4%	2.4%	1.7%
B2W	+0.3%	+11.2%	+15.5%	21.5%	22.1%	22.8%	7.5%	8.3%	9.2%	4.3%	5.2%	6.2%	6.4%	5.4%	4.6%
Dangdang	*+23.2%*	*+16.8%*	*na*	*15.7%*	*15.6%*	*na*	*1.9%*	*3.4%*	*na*	*0.8%*	*2.9%*	*na*	*0.7%*	*0.7%*	*na*
Average (excl. Dangdang)	**+24.9%**	**+22.2%**	**+19.6%**	**23.9%**	**24.6%**	**25.4%**	**6.0%**	**6.6%**	**7.6%**	**2.9%**	**3.7%**	**4.7%**	**4.4%**	**3.5%**	**3.2%**
Median (excl. Dangdang)	**+29.3%**	**+23.6%**	**+20.3%**	**22.9%**	**23.2%**	**23.5%**	**7.3%**	**7.6%**	**8.1%**	**4.0%**	**4.9%**	**5.7%**	**4.7%**	**3.6%**	**3.2%**
Nova	***(19.7%)***	***+27.8%***	***+23.6%***	***12.8%***	***16.5%***	***18.5%***	***(7.5%)***	***2.6%***	***4.6%***	***(14.1%)***	***(3.7%)***	***(0.9%)***	***1.9%***	***1.8%***	***1.7%***

Note: Exchange rate used for 2015: EUR1.00 = BRL 3.7 (2015 average) and from 2016 onwards: EUR 1.00= BRL3.85 (1m average as of 30/06/2016); Market cap. based on 3m avg share price ;(1) before Instalments
Source: Datastream, company information.

BNP PARIBAS The bank for a changing world

Project Delphes - 29 July 2016 | 17

DRAFT

Nova: Transaction multiples valuation

For reference only

Limited number of relevant electronics e-commerce transactions with publicly available information

Small / mid-sized transactions and not completely comparable to Nova business model **except for Lojas Americanas / B2W (reference transaction)**

Recent Brazilian macroeconomic and political headwinds not factored in past transaction multiples

Selected precedent transactions and Nova implied Equity Value (€m)

Date	Target	Country	Business overview	Acquiror	% acquired	EV (USDm)	Implied multiples[1] xSales	Implied multiples[1] xEBITDA
Feb-16	Moip Pagamentos	Brazil	Online payment service provider	Wirecard	100%	26	n.a.	10.7x [2]
Nov-15	Avenida.com	Argentina	E-commerce (household, electronics, fashion, etc.)	Naspers Ltd and Tiger Global	n.a.	n.a.	n.a.	n.a.
Sep-15	Ingresso.com	Brazil	Online ticketing services	Fandango	100%	75	5.60x [2]	14.0x [2]
May-15	B2W Viagens	Brazil	Online travel agency	CVC	100%	26	1.00x	n.a.
Sep-14	Avenida.com	Argentina	E-commerce (household, electronics, fashion, etc.)	Naspers Ltd and Tiger Global	n.a.	n.a.	n.a.	n.a.
Sep-14	Kabum	Brazil	E-retailing of consumer electronics and technology goods	Management of Kabum	50%	n.a.	n.a.	n.a.
Feb-14	Avenida.com	Argentina	E-commerce (household, electronics, fashion, etc.)	IRSA propriedaes comerciales	n.a.	n.a.	n.a.	n.a.
Feb-14	OQVestir (Modanet)	Brazil	Luxury e-commerce store offering fashion products (clothes, shoes and accessories)	TMG Partners and Kaszek Ventures	35%	26	2.41x	n.m.
Jan-14	B2W Companhia Digital	Brazil	Online retailer	Lojas Americanas and Tiger Global Management	37%	2,396 [3]	1.02x	15.1x
Aug-13	Campos Floridos Comercio de Cosméticos	Brazil	Beauty products e-retailing	Magazine Luiza	100%	12	1.66x	21.5x
Jan-12	Ideiasnet	Brazil	Digital Commerce, Digital Media, SaaS	Liberty Media	5%	n.a.	n.a..	n.a..
Mar-11	KaBuM	Brazil	E-retailing of electronics and technology goods	Insight Venture Partners	Minority stake	n.a.	n.a.	n.a.
Sep-09	BuscaPé	Brazil	E-commerce platform in Latin America	Naspers Limited	91%	n.a.	n.a.	n.a.
Aug-08	DeRemate	Latin America	Online trading platform in Argentina, Chile, Colombia and Mexico	MercadoLibre, Inc.	100%	n.a.	n.a.	n.a.
Dec-06	Submarino	Brazil	E-commerce	Lojas Americanas.com	Merger	n.m.	n.m.	n.m.
Selected transaction (B2W)							**1.02x**	**15.1x**
						2015 Nova financals (BRLm)	6,126	(377) [4]
						2015 Nova financals (€m)	1,655	(102) [4]
						Implied EV (BRLm)	***6,232***	***n.m.***
						Implied EV (€m)	***1,684***	***n.m.***
						EvEq adjustments (BRLm)	(2,483)	(2,483)
						EvEq adjustments (€m)	(644)	(644)
						Implied Equity Value (BRLm)	***3,749***	***n.m.***
						Implied Equity Value (€m)	***1,040***	***n.m.***

Note: Exchange rate used: EUR 1.00 = USD 1.12; (1) Implied multiples based on LTM financials; (2) Based on estimated sales and EBITDA; (3) Net debt as of 3Q13 does not include credit card accounts receivables net of discounts as cash; (4) before instalments
Source: Datastream, company information, Press

BNP PARIBAS The bank for a changing world
Project Delphes - 29 July 2016 | 18

DRAFT Project Delphes - 29 July 2016 19 Nova valuation Cdiscount valuation Cnova valuation Appendix 1 2 3 10 19 29 37

DRAFT Project Delphes - 29 July 2016 Cdiscount: Multi-criteria valuation summary (€) Valuation summary in $ page 8 Trading multiple valuation based on two approaches: - Peers’ group median multiples - AO World multiples with a discount to take into consideration Cdiscount’s lower profitability 20 Valuation on a stand-alone basis (before holding costs) Cdiscount Implied Equity value Note: Valuation based on business plans prepared and provided by Cnova management and market assumptions Relevancy Spot as of 12/04/16 1m avg 3m avg 6m avg 12m avg Since IPO @ IPO High case Mid point +/- 2.5% Down case Mid point +/- 2.5% Based on 2017e Min/Max Based on LTM EV/Sales +/- 2.5% EQUITY VALUE (€m) - 500 1,000 1,500 2,000 2,500 3,000 3,500 Bridge Ev-Eq Case 1 (as of 30/06/2016) 157 157 157 157 157 157 157 157 ENTREPRISE VALUE (€m) 157 657 1,157 1,657 2,157 2,657 3,157 3,657 2016e EV/Sales 1,841 0.09x 0.36x 0.63x 0.90x 1.17x 1.44x 1.71x 1.99x 2017e EV/Sales 2,000 0.08x 0.33x 0.58x 0.83x 1.08x 1.33x 1.58x 1.83x BROKERS TARGET PRICE TRADING MULTIPLES Equity Value (€m) SHARE PRICE Methodology TRANSACTION MULTIPLES DCF 1,512 1,365 1,053 1,181 1,589 1,435 1,094 1,242 1,551 1,400 x x x x xxx xx For reference

Cdiscount: EV – Equity adjustment

DRAFT

As of 30/06/2016

Note:
- Case 1 used for DCF valuation since Instalment costs are taken into account in the Cash Flows
- Case 2 is used for valuation by Trading multiples, since it adjusts Cdiscount's Net Financial Debt for proceeds from Factoring, which is not taken into consideration in the applied aggregates

EV – Equity adjustment

	Case 1: Normalized WC with instalments	*Case 2: Normalized WC without instalments*	
Category	**Value retained (€m)**	**Value retained (€m)**	**Comments**
Financial debt	299.8	299.8	Incl. loans and borrowings, lease financing and accrued interests
Cash & Cash equivalents	(167.5)	(167.5)	Incl. marketable securities
Net debt / (Net Cash)	**132.3**	**132.3**	
Securitization	-	-	
NWC seasonality cash adjustment	21.8	(5.4)	WC Normalisation from June levels to LTM average (1)
Debt increase if no factoring	-	209.8	Required to adjust Cash position for proceeds from Factoring
Financial Assets (incl. Associates)	(0.2)	(0.2)	Assets held for sale and other financial assets
Deferred tax assets	(10.6)	(10.8)	NPV of use of €10.8m of deferred tax assets at Cdiscount
Employee benefits	1.9	1.9	Incl. pension provisions
Debt-like provisions	13.4	13.4	Incl. risks & charges and litigations provisions and estimated costs (€0.5m) related to exit from international countries
Cash from dilutive financial instruments	-	-	
Minority interests	(1.3)	(1.3)	
Total Enterprise Value Adjustments	**157.4**	**339.8**	
	[DCF]	*[Multiples]*	

Note: (1) See detailed Working Capital normalization in appendix

BNP PARIBAS The bank for a changing world

Project Delphes - 29 July 2016 | 21

DRAFT MANAGEMENT FORECASTS EXTRAPOLATION NORM. (FYE 31/12) Dec-15 Dec-16 H1 2016 H2 2016 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 GMV excl taxes (€m) 2,167 2,462 1,096 1,365 2,777 3,193 3,768 4,559 5,348 6,075 6,677 7,091 7,268 Growth % (%) +13.6% +12.8% +15.0% +18.0% +21.0% +17.3% +13.6% +9.9% +6.2% +2.5% % of Direct Sales in GMV (%) 71.8% 65.2% 69.1% 62.1% 61.5% 56.8% 55.8% 54.8% 53.9% 52.9% 51.9% 50.0% 50.0% % of Marketplace in GMV (%) 28.2% 34.8% 34.8% 34.8% 38.5% 43.2% 44.2% 45.2% 46.1% 47.1% 48.1% 50.0% 50.0% Net sales HT (€m) 1,737 1,818 858 960 1,968 2,133 2,492 2,979 3,452 3,873 4,204 4,346 4,455 Growth % (%) +4.6% +8.2% +8.4% +16.9% +19.5% +15.9% +12.2% +8.5% +3.4% +2.5% o/w Direct Sales (€m) 1,579 1,605 757 848 1,708 1,813 2,102 2,500 2,881 3,214 3,467 3,545 3,634 Growth % (%) +1.6% +6.4% +6.1% +16.0% +18.9% +15.2% +11.6% +7.9% +2.2% +2.5% o/w MP Commissions (€m) 76 114 51 63 143 184 225 282 343 403 458 513 526 Growth % (%) +49.8% +24.8% +29.0% +22.4% +25.4% +21.5% +17.6% +13.7% +12.0% +2.5% Commissio n rate (%) 12.5% 13.3% 13.3% 13.3% 13.3% 13.3% 13.5% 13.7% 13.9% 14.1% 14.3% 14.5% 14.5% o/w Other (€m) 83 88 42 46 120 141 165 197 228 256 278 287 295 Growth % (%) +6.1% +35.9% +18.2% +16.6% +19.5% +15.9% +12.2% +8.5% +3.4% +2.5% Gross profit (€m) 225 264 122 142 321 383 458 561 667 768 854 923 947 Gross Margin (% of Net Sales) (%) 13.0% 14.5% 14.2% 14.8% 16.3% 17.9% 18.4% 18.8% 19.3% 19.8% 20.3% 21.2% 21.3% GM excl. MP (% of Net Sales) (%) 9.0% 8.8% 8.8% 8.8% 9.8% 10.2% 10.3% 10.3% 10.4% 10.5% 10.6% 10.7% 10.7% Total SG&A (€m) (214) (234) (110) (124) (258) (280) (329) (394) (458) (515) (561) (584) (599) % of Net Sales (%) (12.3%) (12.9%) (12.9%) (12.9%) (13.1%) (13.2%) (13.2%) (13.2%) (13.3%) (13.3%) (13.4%) (13.4%) (13.4%) EBITDA (bef. Instalment) (€m) 13 30 11 19 63 102 130 167 209 252 293 338 348 % of Net Sales (%) 0.7% 1.6% 1.3% 2.0% 3.2% 4.8% 5.2% 5.6% 6.1% 6.5% 7.0% 7.8% 7.8% Instalment costs (€m) (16) (30) (18) (12) (28) (28) (30) (36) (42) (47) (51) (52) (54) % of Net Sales (%) (0.9%) (1.7%) (2.1%) (1.3%) (1.4%) (1.3%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) EBITDA (€m) (3) (1) (7) 6 35 74 100 132 168 205 243 286 295 % of Net Sales (%) (0.2%) (0.0%) (0.8%) 0.7% 1.8% 3.5% 4.0% 4.4% 4.9% 5.3% 5.8% 6.6% 6.6% D&A (€m) (21) (24) (10) (14) (28) (30) (38) (50) (62) (75) (87) (98) (106) % of GMV (%) (1.0%) (1.0%) (0.9%) (1.0%) (1.0%) (0.9%) (1.0%) (1.1%) (1.2%) (1.2%) (1.3%) (1.4%) (1.5%) % of Net Sales (%) (1.2%) (1.3%) (1.2%) (1.4%) (1.4%) (1.4%) (1.5%) (1.7%) (1.8%) (1.9%) (2.1%) (2.3%) (2.4%) CAPEX (€m) (43) (41) (15) (26) (46) (50) (58) (71) (83) (94) (104) (110) (113) % of GMV (%) (2.0%) (1.7%) (1.4%) (1.9%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) % of Net Sales (%) (2.5%) (2.3%) (1.8%) (2.7%) (2.3%) (2.3%) (2.3%) (2.4%) (2.4%) (2.4%) (2.5%) (2.5%) (2.5%) Working Capital (€m) (112) (143) (161) (180) (210) (252) (291) (327) (355) (367) (376) % of Net Sales (%) (6.4%) (7.9%) (8.2%) (8.4%) (8.4%) (8.4%) (8.4%) (8.4%) (8.4%) (8.4%) (8.4%) Inventory (COGS excl ship.) (days) 56 52 50 48 Receivables (Sales) (days) 17 14 13 12 Payables (COGS excl ship.) (days) 99 99 99 99 Change in WC - Other (€m) - 14 6 8 - - - - - - - Cdiscount – France: Business Plan overview (High case) Project Delphes - 29 July 2016 22 Improvement thanks to decreasing contribution of DS into GMV Increasing SG&A due to MP growing contribution into GMV Increasing contribution of MP in total GMV to reach 50% in normative year ~+100bps above LT French inflation (+1.5%) as ecommerce will benefit from high penetration rate Normative D&A slightly lower than Capex (investment phase) Stable WC at (8.4%) of Net Sales Improving Gross Margin due to increasing contribution of MP in GMV No Ducroire factoring from 2019 onwards Rebound following mgmt conservative 2016-18 view Less aggressive assumptions for Down case Normalized WC based on monthly average # of days; decrease in # of days forecasted in the BP is applied to monthly average # of days to estimate “normalized” WC in 2016-2018

DRAFT Cdiscount: Discounted Cash Flow valuation (High case) Project Delphes - 29 July 2016 23 Main assumptions: Valuation as of 30/06/2016 Tax rate: 34.4% (French) WACC: 7.8% Before holding costs Tax credits included in the Free Cash Flows as the business plan period is long enough to fully use them Discounted Cash Flow model Enterprise Value & Equity Value WACC & PGR Sensitivity on Equity Value Note: Valuation based on business plans prepared and provided by Cnova management and market assumptions WACC 1,551 (0.5%) (0.3%) 0.3% 0.5% (1.0%) 1,419 1,345 1,277 1,214 1,157 (0.5%) 1,569 1,482 1,402 1,329 1,262 1,751 1,646 1,551 1,464 1,385 0.5% 1,975 1,846 1,730 1,626 1,532 1.0% 2,258 2,095 1,951 1,824 1,709 PERPETUAL GROWTH (units) HISTO. MANAGEMENT FORECASTS EXTRAPOLATION NORM. CAGR (FYE 31/12) Dec-15 Dec-16 H1 2016 H2 2016 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 2019-24 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Net sales (€m) 1,737 1,818 858 960 1,968 2,133 2,492 2,979 3,452 3,873 4,204 4,346 4,455 +11.8% Growth % (%) +4.6% +8.2% +8.4% +16.9% +19.5% +15.9% +12.2% +8.5% +3.4% +2.5% EBITDA (bef. Instalment) (€m) 13 30 11 19 63 102 130 167 209 252 293 338 348 +21.2% % of Net Sales (%) 0.7% 1.6% 1.3% 2.0% 3.2% 4.8% 5.2% 5.6% 6.1% 6.5% 7.0% 7.8% 7.8% Instalment costs (%) (16) (30) (18) (12) (28) (28) (30) (36) (42) (47) (51) (52) (54) +11.8% % on Net Sales (%) (0.9%) (1.7%) (2.1%) (1.3%) (1.4%) (1.3%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) EBITDA (€m) (3) (1) (7) 6 35 74 100 132 168 205 243 286 295 +23.5% % of Net Sales (%) (0.2%) (0.0%) (0.8%) 0.7% 1.8% 3.5% 4.0% 4.4% 4.9% 5.3% 5.8% 6.6% 6.6% - D&A (€m) (21) (24) (10) (14) (28) (30) (38) (50) (62) (75) (87) (98) (106) +20.6% % of GMV (%) (1.0%) (1.0%) (0.9%) (1.0%) (1.0%) (0.9%) (1.0%) (1.1%) (1.2%) (1.2%) (1.3%) (1.4%) (1.5%) % of Net Sales (%) (1.2%) (1.3%) (1.2%) (1.4%) (1.4%) (1.4%) (1.5%) (1.7%) (1.8%) (1.9%) (2.1%) (2.3%) (2.4%) EBIT (€m) (24) (25) (17) (7) 7 44 61 82 105 130 155 188 189 +25.2% % of Net Sales (%) (1.4%) (1.4%) (2.0%) (0.8%) 0.4% 2.1% 2.5% 2.8% 3.1% 3.4% 3.7% 4.3% 4.2% - Normative tax rate (€m) - - - (2) (15) (21) (28) (36) (45) (53) (65) (65) +25.2% % normative tax rate (%) 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% + Use of tax credits - - - 2 6 - - - - - - - + D&A (€m) 21 24 10 14 28 30 38 50 62 75 87 98 106 +20.6% % on Net Sales (%) 1.2% 1.3% 1.2% 1.4% 1.4% 1.4% 1.5% 1.7% 1.8% 1.9% 2.1% 2.3% 2.4% - CAPEX (€m) (43) (41) (15) (26) (46) (50) (58) (71) (83) (94) (104) (110) (113) +13.5% % of GMV (%) (2.0%) (1.7%) (1.4%) (1.9%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) % on Net Sales (%) (2.5%) (2.3%) (1.8%) (2.7%) (2.3%) (2.3%) (2.3%) (2.4%) (2.4%) (2.4%) (2.5%) (2.5%) (2.5%) - Change in Normative WC (€m) 24 46 22 24 24 28 30 41 40 36 28 12 9 (16.9%) % on Net Sales (%) 1.4% 2.5% 2.5% 2.5% 1.2% 1.3% 1.2% 1.4% 1.2% 0.9% 0.7% 0.3% 0.2% WC % on Net Sales (6.4%) (7.9%) - - (8.2%) (8.4%) (8.4%) (8.4%) (8.4%) (8.4%) (8.4%) (8.4%) (8.4%) Free cash flows (€m) 4 (0) 5 14 43 50 74 88 102 113 123 126 +19.6% As of 30/06/2016 €m % NPV (H2 2016e-2024e FCFs) 405 24% Terminal value 1,303 76% ENTERPRISE VALUE 1,708 100% 2017e EV/Sales 0.87x 2017e EV/EBITDA (post instalments) 48.1x - EvEq Adjustments (157) EQUITY VALUE 1,551

DRAFT Cdiscount: Discounted Cash Flow valuation (Down case) Project Delphes - 29 July 2016 24 Main assumptions: Down case valuation includes lower Sales growth over the Business Plan compared to High case (2019-24 CAGR of +10% vs. +12% for High case) due to a lower rebound in 2019/20 impacting 2021 onwards (growth is linearly decreasing to 2025 level) 2019 and 2020 rebound as per below: - +16.5% in 2019 at GMV level (vs. +18.0% for High case) - +18.0% for 2020 (vs. +21.0% for High case) Other valuation assumptions as per High case Discounted Cash Flow model Enterprise Value & Equity Value WACC & PGR Sensitivity on Equity Value Note: Valuation based on business plans prepared and provided by Cnova management and market assumptions As of 30/06/2016 €m % NPV (H2 2016e-2024e FCFs) 368 24% Terminal value 1,190 76% ENTERPRISE VALUE 1,558 100% 2017e EV/Sales 0.79x 2017e EV/EBITDA (post instalments) 43.9x - EvEq Adjustments (157) EQUITY VALUE 1,400 WACC 1,400 (0.5%) (0.3%) 0.3% 0.5% (1.0%) 1,279 1,212 1,150 1,093 1,040 (0.5%) 1,417 1,337 1,264 1,198 1,137 1,583 1,487 1,400 1,321 1,249 0.5% 1,788 1,670 1,564 1,469 1,384 1.0% 2,046 1,898 1,767 1,650 1,546 PERPETUAL GROWTH (units) HISTO. MANAGEMENT FORECASTS EXTRAPOLATION NORM. CAGR (FYE 31/12) Dec-15 Dec-16 H1 2016 H2 2016 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 2019-24 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Net sales (€m) 1,737 1,818 858 960 1,968 2,133 2,461 2,868 3,256 3,595 3,859 3,967 4,066 +10.0% Growth % (%) +4.6% +8.2% +8.4% +15.4% +16.6% +13.5% +10.4% +7.4% +2.8% +2.5% EBITDA (bef. Instalment) (€m) 13 30 11 19 63 102 128 161 197 234 269 309 318 +19.3% % of Net Sales (%) 0.7% 1.6% 1.3% 2.0% 3.2% 4.8% 5.2% 5.6% 6.1% 6.5% 7.0% 7.8% 7.8% Instalment costs (%) (16) (30) (18) (12) (28) (28) (30) (35) (39) (43) (46) (48) (49) +10.0% % on Net Sales (%) (0.9%) (1.7%) (2.1%) (1.3%) (1.4%) (1.3%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) EBITDA (€m) (3) (1) (7) 6 35 74 98 127 158 191 223 261 269 +21.6% % of Net Sales (%) (0.2%) (0.0%) (0.8%) 0.7% 1.8% 3.5% 4.0% 4.4% 4.9% 5.3% 5.8% 6.6% 6.6% - D&A (€m) (21) (24) (10) (14) (28) (30) (38) (48) (59) (70) (80) (89) (96) +18.8% % of GMV (%) (1.0%) (1.0%) (0.9%) (1.0%) (1.0%) (0.9%) (1.0%) (1.1%) (1.2%) (1.2%) (1.3%) (1.4%) (1.5%) % of Net Sales (%) (1.2%) (1.3%) (1.2%) (1.4%) (1.4%) (1.4%) (1.5%) (1.7%) (1.8%) (1.9%) (2.1%) (2.3%) (2.4%) EBIT (€m) (24) (25) (17) (7) 7 44 61 79 99 121 143 172 173 +23.2% % of Net Sales (%) (1.4%) (1.4%) (2.0%) (0.8%) 0.4% 2.1% 2.5% 2.8% 3.1% 3.4% 3.7% 4.3% 4.2% - Normative tax rate (€m) - - - (2) (15) (21) (27) (34) (42) (49) (59) (59) +23.2% % normative tax rate (%) 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% 34.4% + Use of tax credits - - - 2 6 - - - - - - - + D&A (€m) 21 24 10 14 28 30 38 48 59 70 80 89 96 +18.8% % on Net Sales (%) 1.2% 1.3% 1.2% 1.4% 1.4% 1.4% 1.5% 1.7% 1.8% 1.9% 2.1% 2.3% 2.4% - CAPEX (€m) (43) (41) (15) (26) (46) (50) (58) (68) (78) (88) (95) (100) (103) +11.7% % of GMV (%) (2.0%) (1.7%) (1.4%) (1.9%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) (1.6%) % on Net Sales (%) (2.5%) (2.3%) (1.8%) (2.7%) (2.3%) (2.3%) (2.3%) (2.4%) (2.4%) (2.4%) (2.5%) (2.5%) (2.5%) - Change in Normative WC (€m) 24 46 22 24 24 28 28 34 33 29 22 9 8 (19.9%) % on Net Sales (%) 1.4% 2.5% 2.5% 2.5% 1.2% 1.3% 1.1% 1.2% 1.0% 0.8% 0.6% 0.2% 0.2% WC % on Net Sales (6.4%) (7.9%) - - (8.2%) (8.4%) (8.4%) (8.4%) (8.4%) (8.4%) (8.4%) (8.4%) (8.4%) Free cash flows (€m) 4 (0) 5 14 43 47 66 78 90 101 111 115 +18.5%

Cdiscount – France: Weighted Average Cost of Capital

DRAFT

The cost of capital is the minimum rate of return on the company's investments that would satisfy both shareholders (cost of equity) and lenders (cost of debt)

The Capital Asset Pricing Model (CAPM) is a model widely used by the market assessing the best estimation of the investor's expected return of an asset based on its beta and expected market returns

Peers have been chosen for their business and geographical comparability (focus on Europe)

WACC computation

WACC		SOURCE / COMMENTS
Risk free rate EUR (R_f)	0.2%	3-month average Associés en Finance
Equity Risk Premium (ERP)	7.2%	3-month average Associés en Finance
Equity beta (β_e)	1.0	Peers' average asset beta leveraged for target gearing assumed at Cdiscount
Country Risk Premium (CRP)	0.3%	10YR Govt bond spread Datastream
Cost of Equity (EUR)	**7.8%**	**CoE = Rf + βe*ERP + CRP**
Risk free rate EUR (R_f)	0.2%	3-month average Associés en Finance
Corporate credit spread (Sp)	2.8%	Spread between company market cost of debt and selected risk free rate
Pre-tax Cost of Debt (EUR)	**3.0%**	**CoD = R_f + Sp**
Normative tax rate (T)	34.4%	France Corporate Income Tax rate
Target Gearing (G)	-	In line with median of selected peers
WACC EUR	7.8%	WACC = (G*CoD*(1-T) + CoE)/(1+G)

Beta computation

Company	Equity beta	Market Cap.[1]	Net debt	Tax rate	Unlevered beta	Gearing
Amazon.Com	**1.0**	319,894	(4,098)	40.0%	**1.0**	(1.3%)
Ao World	**0.9**	701	(28)	28.0%	**0.9**	(3.9%)
Zooplus	**1.1**	860	(46)	29.4%	**1.1**	(5.3%)
Showroomprive	**0.8**	600	(99)	34.4%	**0.9**	(16.5%)
Verkkokauppa Com	**0.5**	317	(23)	26.0%	**0.6**	(7.2%)
Banzai	**0.9**	151	(25)	31.4%	**1.0**	(16.8%)
Qliro Group	**1.4**	1,318	(29)	26.3%	**1.4**	(2.2%)
Average	0.9			**30.8%**	1.0	**(7.6%)**
Median	0.9			**29.4%**	1.0	**(5.3%)**

Source: Company information, Datastream, Exane BNP Paribas, Beta Barra (12-month average - Global beta); (1) 3-month average Market Cap.

BNP PARIBAS The bank for a changing world

Project Delphes - 29 July 2016 | 25

DRAFT

Cdiscount: Trading multiples valuation (1/2)

A wider and more relevant peer group for Cdiscount compared to Nova

Methodology:
Multiple retained: 2017e peers group median EV/Sales multiples

Case 2 EvEq bridge is used for valuation by Trading multiples, since it adjusts Cdiscount's Net Financial Debt for proceeds from Factoring, which is not taken into consideration in the applied aggregates

No discount applied to peers' median multiple even though Cdiscount has lower profitability generation than its peers due to relevant peer group

Trading multiples

€m	Market Cap.	EV	EV/Sales 2016e	EV/Sales 2017e	EV/Sales 2018e	EV/EBITDA 2016e	EV/EBITDA 2017e	EV/EBITDA 2018e	EV/EBITA 2016e	EV/EBITA 2017e	EV/EBITA 2018e	Adjusted PE Ratio 2016e	Adjusted PE Ratio 2017e	Adjusted PE Ratio 2018e
Amazon.Com	287,364	280,639	2.33x	1.93x	1.60x	24.4x	18.3x	12.9x	65.0x	40.5x	24.4x	nm	nm	36.4x
Ao World	835	804	0.97x	0.78x	0.62x	nm	55.8x	20.3x	nm	nm	29.3x	nm	nm	38.4x
Zooplus	860	814	0.88x	0.71x	0.58x	nm	24.6x	17.1x	nm	26.3x	18.0x	nm	nm	32.6x
Showroomprive	600	500	0.92x	0.76x	0.65x	15.4x	11.2x	8.6x	17.7x	12.6x	9.7x	34.6x	23.8x	18.1x
Verkkokauppa Com	317	295	0.72x	0.61x	0.54x	16.6x	10.9x	na	17.6x	11.4x	8.5x	24.4x	15.3x	na
Banzai	151	124	0.43x	0.35x	0.29x	nm	15.5x	7.9x	nm	nm	18.5x	nm	nm	30.2x
Qliro Group	140	138	0.23x	0.22x	0.21x	28.7x	24.4x	21.9x	22.7x	8.7x	6.0x	31.4x	11.8x	8.1x
Average			**0.93x**	**0.77x**	**0.64x**	**21.3x**	**22.9x**	**14.8x**	**30.8x**	**19.9x**	**16.4x**	**30.1x**	**17.0x**	**27.3x**
Median			**0.88x**	**0.71x**	**0.58x**	**20.5x**	**18.3x**	**15.0x**	**20.2x**	**12.6x**	**18.0x**	**31.4x**	**15.3x**	**31.4x**
Sales Cdiscount (€m)			**1,818**	**1,968**	**2,133**									
Cdiscount implied EV pre discount (€m)			***1,604***	***1,393***	***1,234***									
Discount applied			-	-	-									
Cdiscount implied EV retained (€m)			***1,604***	***1,393***	***1,234***									
EvEq adjustments (€m)		(340)												
Cdiscount implied Eq value (€m)			***1,264***	***1,053***	***894***									

Operating benchmark

€m	Sales growth 2016e	Sales growth 2017e	Sales growth 2018e	Gross margin 2016e	Gross margin 2017e	Gross margin 2018e	EBITDA margin (1) 2016e	EBITDA margin (1) 2017e	EBITDA margin (1) 2018e	EBITA margin 2016e	EBITA margin 2017e	EBITA margin 2018e	Capex in % of sales 2016e	Capex in % of sales 2017e	Capex in % of sales 2018e
Amazon.Com	+25.1%	+20.8%	+20.8%	35.2%	36.8%	38.2%	9.6%	10.5%	12.4%	3.6%	4.8%	6.5%	5.1%	4.8%	4.9%
Ao World	+22.7%	+23.2%	+25.9%	17.8%	17.6%	na	(0.1%)	1.4%	3.1%	(1.1%)	0.5%	2.1%	1.0%	na	na
Zooplus	+29.7%	+24.6%	+22.3%	29.3%	28.8%	na	2.0%	2.9%	3.4%	1.9%	2.7%	3.2%	0.3%	0.3%	0.3%
Showroomprive	+22.9%	+20.3%	+17.1%	40.3%	40.1%	40.9%	5.9%	6.8%	7.6%	5.2%	6.1%	6.8%	1.4%	1.4%	1.5%
Verkkokauppa Com	+19.3%	+17.6%	+13.1%	16.8%	18.1%	na	4.3%	5.6%	na	4.1%	5.4%	6.3%	0.3%	0.3%	0.3%
Banzai	+23.8%	+22.7%	+21.3%	19.7%	21.0%	21.3%	(0.3%)	2.2%	3.6%	(3.0%)	0.0%	1.5%	1.8%	2.2%	0.1%
Qliro Group	+6.5%	+5.9%	+6.1%	13.8%	14.5%	14.5%	0.8%	0.9%	1.0%	1.0%	2.5%	3.5%	2.0%	1.7%	1.5%
Average	**+21.4%**	**+19.3%**	**+18.1%**	**24.7%**	**25.3%**	**28.7%**	**3.2%**	**4.3%**	**5.2%**	**1.7%**	**3.1%**	**4.3%**	**1.7%**	**1.8%**	**1.4%**
Median	**+22.9%**	**+20.8%**	**+20.8%**	**19.7%**	**21.0%**	**29.7%**	**2.0%**	**2.9%**	**3.5%**	**1.9%**	**2.7%**	**3.5%**	**1.4%**	**1.6%**	**0.9%**
Cdiscount	***+4.6%***	***+8.2%***	***+8.4%***	***14.5%***	***16.3%***	***17.9%***	***1.6%***	***3.2%***	***4.8%***	***(1.4%)***	***0.4%***	***2.1%***	***2.3%***	***2.3%***	***2.3%***

Source: Datastream, company information. Note: Market cap. based on 3m avg share price; (1) before Instalments

BNP PARIBAS The bank for a changing world

Project Delphes - 29 July 2016 | 26

Cdiscount: Trading multiples valuation (2/2)

DRAFT

Alternative methodology to cross-check peers' group median multiples

Methodology:
AO World assumed as the most comparable peer (business profile, product offering, size, etc.).
Multiple retained: 2017e AO World EV/Sales multiple with a discount to take into account Cdiscount's lower profitability at Gross Margin level

Case 2 EvEq bridge is used for valuation by Trading multiples, since it adjusts Cdiscount's Net Financial Debt for proceeds from Factoring, which is not taken into consideration in the applied aggregates

Trading multiples

€m	Market Cap.	EV	EV/Sales 2016e	EV/Sales 2017e	EV/Sales 2018e	EV/EBITDA 2016e	EV/EBITDA 2017e	EV/EBITDA 2018e	EV/EBITA 2016e	EV/EBITA 2017e	EV/EBITA 2018e	Adjusted PE Ratio 2016e	Adjusted PE Ratio 2017e	Adjusted PE Ratio 2018e
Amazon.Com	287,364	280,639	2.33x	1.93x	1.60x	24.4x	18.3x	12.9x	65.0x	40.5x	24.4x	nm	nm	36.4x
Ao World	835	804	0.97x	0.78x	0.62x	nm	55.8x	20.3x	nm	nm	29.3x	nm	nm	38.4x
Zooplus	860	814	0.88x	0.71x	0.58x	nm	24.6x	17.1x	nm	26.3x	18.0x	nm	nm	32.6x
Show roomprive	600	500	0.92x	0.76x	0.65x	15.4x	11.2x	8.6x	17.7x	12.6x	9.7x	34.6x	23.8x	18.1x
Verkkokauppa Com	317	295	0.72x	0.61x	0.54x	16.6x	10.9x	na	17.6x	11.4x	8.5x	24.4x	15.3x	na
Banzai	151	124	0.43x	0.35x	0.29x	nm	15.5x	7.9x	nm	nm	18.5x	nm	nm	30.2x
Qliro Group	140	138	0.23x	0.22x	0.21x	28.7x	24.4x	21.9x	22.7x	8.7x	6.0x	31.4x	11.8x	8.1x
Average			**0.93x**	**0.77x**	**0.64x**	**21.3x**	**22.9x**	**14.8x**	**30.8x**	**19.9x**	**16.4x**	**30.1x**	**17.0x**	**27.3x**
Median			**0.88x**	**0.71x**	**0.58x**	**20.5x**	**18.3x**	**15.0x**	**20.2x**	**12.6x**	**18.0x**	**31.4x**	**15.3x**	**31.4x**
Sales Cdiscount (€m)			**1,818**	**1,968**	**2,133**									
Cdiscount implied EV pre discount (€m)			***1,758***	***1,544***	***na***									
Discount applied			*18.5%*	*7.2%*	*na*	*Discount based on Cdiscount / AO World Gross Margin ratio*								
Cdiscount implied EV retained (€m)			***1,432***	***1,433***	***na***									
EvEq adjustments (€m)		(340)												
Cdiscount implied Eq value (€m)			***1,092***	***1,094***	***na***									

Operating benchmark

€m	Sales growth 2016e	Sales growth 2017e	Sales growth 2018e	Gross margin 2016e	Gross margin 2017e	Gross margin 2018e	EBITDA margin 2016e	EBITDA margin 2017e	EBITDA margin 2018e(1)	EBITA margin 2016e	EBITA margin 2017e	EBITA margin 2018e	Capex in % of sales 2016e	Capex in % of sales 2017e	Capex in % of sales 2018e
Amazon.Com	+25.1%	+20.8%	+20.8%	35.2%	36.8%	38.2%	9.6%	10.5%	12.4%	3.6%	4.8%	6.5%	5.1%	4.8%	4.9%
Ao World	+22.7%	+23.2%	+25.9%	17.8%	17.6%	na	(0.1%)	1.4%	3.1%	(1.1%)	0.5%	2.1%	1.0%	na	na
Zooplus	+29.7%	+24.6%	+22.3%	29.3%	28.8%	na	2.0%	2.9%	3.4%	1.9%	2.7%	3.2%	0.3%	0.3%	0.3%
Show roomprive	+22.9%	+20.3%	+17.1%	40.3%	40.1%	40.9%	5.9%	6.8%	7.6%	5.2%	6.1%	6.8%	1.4%	1.4%	1.5%
Verkkokauppa Com	+19.3%	+17.6%	+13.1%	16.8%	18.1%	na	4.3%	5.6%	na	4.1%	5.4%	6.3%	0.3%	0.3%	0.3%
Banzai	+23.8%	+22.7%	+21.3%	19.7%	21.0%	21.3%	(0.3%)	2.2%	3.6%	(3.0%)	0.0%	1.5%	1.8%	2.2%	0.1%
Qliro Group	+6.5%	+5.9%	+6.1%	13.8%	14.5%	14.5%	0.8%	0.9%	1.0%	1.0%	2.5%	3.5%	2.0%	1.7%	1.5%
Average	**+21.4%**	**+19.3%**	**+18.1%**	**24.7%**	**25.3%**	**28.7%**	**3.2%**	**4.3%**	**5.2%**	**1.7%**	**3.1%**	**4.3%**	**1.7%**	**1.8%**	**1.4%**
Median	**+22.9%**	**+20.8%**	**+20.8%**	**19.7%**	**21.0%**	**29.7%**	**2.0%**	**2.9%**	**3.5%**	**1.9%**	**2.7%**	**3.5%**	**1.4%**	**1.6%**	**0.9%**
Cdiscount	*+4.6%*	*+8.2%*	*+8.4%*	*14.5%*	*16.3%*	*17.9%*	*1.6%*	*3.2%*	*4.8%*	*(1.4%)*	*0.4%*	*2.1%*	*2.3%*	*2.3%*	*2.3%*

Source: Datastream, company information. Note: Market cap. based on 3m avg share price as of 30/06/2016; (1) before Instalments

BNP PARIBAS The bank for a changing world

Project Delphes - 29 July 2016 | 27

DRAFT

Cdiscount: Transaction multiples valuation

For reference only

Methodology:
Sample based on European electronics e-commerce transactions

Sample median EV/Sales applied to LTM Sales (Full Year 2015)

Only transactions with an EV >€50m have been retained

Selected precedent transactions and Cdiscount implied Equity Value (€m)

Date	Target	Country	Business overview	Acquiror	% acquired	EV (EURm)	Implied multiples[1] xSales	xEBITDA	xEBITA	PER
Jun-16	Tretti	Sweden	Online store for white goods & household appliances (1 store)	WhiteAway	100%	20	0.24x	75.0x	--	--
Dec-15	Materiel.net	France	Online retailer of high tech products	LDLC	100%	39	0.26x	--	10.9x	--
Feb-12	Bol.com	Netherlands	Books, entertainment, electronics devices and toys	Ahold	100%	350	0.99x	--	--	--
Oct-11	rueducomerce.com	France	Hightech retailer	Altarea Cogedim	96%	85	0.27x	15.8x	60.1x	72.0x
Apr-11	Tretti AB	Sweden	White goods and domestic appliances	CDON Group	97%	40	0.79x	13.0x	14.3x	--
Mar-11	Redcoon	Germany	Electronic goods	Metro Group	90%	139	0.39x	--	--	--
Dec-10	NetonNet	Sweden	Electronic products	Siba	97%	27	0.11x	5.5x	10.5x	--
Aug-10	CDON Group	Sweden	Movies, music, games, books and consumer electronics	Modern Times Group	100%	237	1.27x	17.0x	17.8x	--
Apr-09	Bol.com	Netherlands	Books, entertainment, electronics devices and toys	Cyrte Investments	100%	200	0.89x	--	--	--
Average - Selected transaction (EV >€50m)							**0.76x**	**16.4x**	**39.0x**	**72.0x**
Median - Selected transaction (EV >€50m)							**0.89x**	**16.4x**	**39.0x**	**72.0x**
						2015 Cdiscount financials (€m)	1,737	13[2]		
						Implied EV (€m)	***1,551***	***n.m.***		
						EvEq adjustments (€m)	(340)	(340)		
						Implied Equity Value (€m)	***1,211***	***n.m.***		

Retained transactions

Note: (1) Implied multiples based on LTM financials; (2) before instalments
Source: Datastream, company information, Press

BNP PARIBAS The bank for a changing world
Project Delphes - 29 July 2016 | 28

DRAFT Project Delphes - 29 July 2016 29 Nova valuation Cdiscount valuation Cnova valuation Appendix 1 2 3 10 19 29 37

DRAFT Relevancy Equity Value (€m) Share Price (€) Spot as of 12/04/16 1m avg Min/Max of the VWAP 3m avg Min/Max of the VWAP 6m avg Min/Max of the VWAP 12m avg Min/Max of the VWAP Since IPO Min/Max of the VWAP @IPO (20/11/14) Min/Max of the brokers' target price High case Mid point +/- 2.5% Down case Mid point +/- 2.5% Based on 2017e EV/Sales +/- 2.5% Based on LTM EV/Sales +/- 2.5% EQUITY VALUE (€m) - 500 1,000 1,500 2,000 2,500 3,000 3,500 - 1.20 2.40 3.60 4.80 6.00 7.20 8.40 Bridge Ev-Eq Case 1 (as of 30/06/2016) 316 316 316 316 316 316 316 316 ENTREPRISE VALUE (€m) 316 816 1,316 1,816 2,316 2,816 3,316 3,816 2016e EV/Sales 3,118 0.10x 0.26x 0.42x 0.58x 0.74x 0.90x 1.06x 1.22x 2017e EV/Sales 3,632 0.09x 0.22x 0.36x 0.50x 0.64x 0.78x 0.91x 1.05x SHARE PRICE TRANSACTION MULTIPLES Methodology TRADING MULTIPLES BROKERS TARGET PRICE DCF 897 874 874 874 874 587 1,964 1,760 1,322 2,247 1,152 1,180 1,180 1,360 2,716 3,167 2,463 1,566 2,065 1,850 1,390 2,363 1,021 952 999 1,496 1,839 1,037 2,014 1,805 2.03 1.98 1.98 1.98 1.98 1.33 4.45 3.99 3.00 5.09 2.61 2.67 2.67 3.08 6.15 7.18 5.58 3.55 4.68 4.19 3.15 5.35 2.31 2.16 2.26 3.39 4.17 2.35 4.56 4.09 xxx For reference xx xx xx xx xx For reference For reference For reference For reference Project Delphes - 29 July 2016 Cnova: multi-criteria valuation summary (€) Premiums applied correspond to the min and max of the median of premiums registered in buyout transactions in Brazil, Europe and US fulfilling the following criteria: i) ≥ EUR 100m deal value, ii) involving an initial stake ≥ 30%, iii) paid in cash and iv) occurring between 2011 – 2016 Valuation summary in $ page 9 30 Cnova (Equity value & Share price) Tender offer premium range applied on average point Note: Market data as of 12/04/2016, before JPM research report; (1) based on an IPO price of $7.00 and an exchange rate EUR/USD of 1.2543 (1)

DRAFT

Cnova: EV – Equity adjustments

As of 30/06/2016

EV – Equity adjustment

In €m	Case 1: Normalized WC with instalments (1)					Case 2: Normalized WC without instalments (2)					
Category	Nova	+	Cdiscount	=	Cnova	Nova	+	Cdiscount	=	Cnova	Comments
Financial debt	162.4	+	299.8	=	462.2	162.4	+	299.8	=	462.2	Incl. loans & borrowings, lease financing and accrued interests
Shareholders' loan	131.1	+	-	=	-	131.1	+	-	=	-	Shareholders' loan from Cnova to Nova (BRL505.2m including accrued interests)
Cash & Cash equivalents	(7.2)	+	(167.5)	=	(174.7)	(7.2)	+	(167.5)	=	(174.7)	Incl. marketable securities
Net debt / (Net Cash)	**286.3**		**132.3**		**287.6**	**286.3**		**132.3**		**287.6**	
Securitization	-	+	-	=	-	-	+	-	=	-	
NWC seasonality cash adjustment	(6.5)	+	21.8	=	15.2	14.5	+	(5.4)	=	9.1	WC Normalisation from June levels to LTM average (3)
Debt increase if no factoring	-	+	-	=	-	340.9	+	209.8	=	550.7	Required to adjust cash position for proceeds from factoring
Financial Assets (incl. Associates)	(0.0)	+	(0.2)	=	(0.2)	(0.0)	+	(0.2)	=	(0.2)	Assets held for sale and other financial assets
Deferred tax assets	(5.8)	+	(10.6)	=	(16.4)	(7.4)	+	(10.8)	=	(18.2)	NPV of deferred tax assets at Cdiscount and Nova
Employee benefits	-	+	1.9	=	1.9	-	+	1.9	=	1.9	Incl. pension provisions
Debt-like provisions	10.0	+	13.4	=	23.4	10.0	+	13.4	=	23.4	Incl. risks & charges, restructuring and litigations provisions and estimated costs (€0.5m) related to exit from international countries
Costs related to Class action filed in the US	-	+	-	=	5.3	-	+	-	=	5.3	Based on legal diligence
Cash from dilutive financial instruments	-	+	-	=	-	-	+	-	=	-	
Minority interests	-	+	(1.3)	=	(1.3)	-	+	(1.3)	=	(1.3)	
Total Enterprise Value Adjustments	**284.0**		**157.4**		**315.6**	**644.2**		**339.8**		**858.3**	
NOSH (in m)					**441.3**					**441.3**	As of 31/12/2015

[DCF] *[Multiples]*

Note : Exchange rate used EUR 1.00= BRL3.85 (1m average as of 30/06/2016); (1) Case 1 is used for DCF valuation since Installment costs are taken into account in the Cash Flows; (2) Case 2 is used for valuation through Trading multiples, since it adjusts Nova's NWC and Net Financial Debt for Factoring impact, which is not taken into consideration in the applied aggregates; (3) Includes estimated on going Nova Brazil investigation at WC level - see detailed Working Capital normalization in appendix

BNP PARIBAS The bank for a changing world

Project Delphes - 29 July 2016 | 31

DRAFT Daily volumes Rotation (In EUR) 12/04/15 - 12/04/16 As of 12/04/16 Spot 1 2.6 0.0 0.00% 0.00% Last month 5 2.4 0.0 0.00% 0.02% Last 3 months 4 2.2 0.0 0.00% 0.02% Last 6 months 7 2.4 0.0 0.00% 0.03% Last 9 months 6 2.7 0.0 0.00% 0.02% Last 12 months 6 3.2 0.0 0.00% 0.02% Source: Datastream * Based on weighted average closing share price Traded volumes by price range Based on closing share price 12/04/15 - 12/04/16 Average '000 Wght. avg. share price Vol. in EURm* (In EUR per share) Over capital Over f ree f loat 63.1% 10.7% 2.4% 16.8% 7.1% 2.0 to 2.8 2.8 to 3.7 3.7 to 4.5 4.5 to 5.3 5.3 to 6.2 - 500 1,000 1,500 2,000 - 1.0 2.0 3.0 4.0 5.0 6.0 7.0 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 Volumes Cnova (Euronext) Cnova: Share Price Performance Project Delphes - 29 July 2016 32 In € - Euronext Paris Low liquidity of Cnova shares which does not offer a good exit for minorities Cnova share trading volume statistics Note: Market data as of 12/04/2016, before JPM research report Source: Datastream Cnova Share Price Performance vs. Main market references Share price Performance (In EUR) 12/04/15 - 12/04/16 As of 12/04/16 Min. Max. Spot -- 2.6 -- -- -- 1-month 2.0 2.3 2.7 24.0% 22.9% 3-month 2.0 2.2 2.7 20.3% 21.5% 6-month 2.0 2.3 3.1 (2.8%) (5.4%) 9-month 2.0 2.6 5.1 (44.1%) (44.0%) 12-month 2.0 3.4 6.2 (56.0%) (51.0%) Since IPO 2.0 4.2 7.2 @ IPO -- 5.6 -- NB: Weighted average and performance based on closing share price Vol. w ght. avg. Absolute perf . Rel. to Nasdaq (In EUR per share) 1.0 2.0 3.0 4.0 5.0 6.0 7.0 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 Cnova Nasdaq 100 (rebased)

DRAFT Daily volumes Rotation (In USD) 12/04/15 - 12/04/16 As of 12/04/16 Spot 6 3.0 0.0 0.00% 0.02% Last month 64 2.6 0.2 0.01% 0.24% Last 3 months 139 2.4 0.3 0.03% 0.52% Last 6 months 104 2.5 0.3 0.02% 0.39% Last 9 months 90 2.9 0.3 0.02% 0.34% Last 12 months 95 3.7 0.4 0.02% 0.36% Source: Datastream * Based on weighted average closing share price Traded volumes by price range Based on closing share price 12/04/15 - 12/04/16 Average '000 Wght. avg. share price Vol. in USDm* (In USD per share) Over capital Over f ree f loat 53.9% 8.6% 4.3% 11.2% 22.0% 2.2 to 3.0 3.0 to 3.9 3.9 to 4.8 4.8 to 5.7 5.7 to 6.6 - 500 1,000 1,500 2,000 - 2.0 4.0 6.0 8.0 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 Volumes Cnova Cnova: Share Price Performance Project Delphes - 29 July 2016 33 In $ - Nasdaq Low liquidity of Cnova shares which does not offer a good exit for minorities Cnova share trading volume statistics Cnova Share Price Performance vs. Main market references Share price Performance (In USD) 12/04/15 - 12/04/16 As of 12/04/16 Min. Max. Spot -- 3.0 -- -- -- 1-month 2.3 2.6 3.1 26.4% 23.3% 3-month 2.2 2.4 3.1 26.4% 22.6% 6-month 2.2 2.5 3.4 (2.8%) (5.4%) 9-month 2.2 2.9 5.6 (43.1%) (44.8%) 12-month 2.2 3.7 6.6 (52.9%) (54.6%) Since IPO 2.2 4.7 8.5 @ IPO -- 7.0 -- NB: Weighted average and performance based on closing share price Vol. w ght. avg. Absolute perf . Rel. to Nasdaq (In USD per share) 2.0 3.0 4.0 5.0 6.0 7.0 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 Cnova Nasdaq 100 (rebased) Note: Market data as of 12/04/2016, before JPM research report Source: Datastream

DRAFT

Brokers’ views on Cnova

Brokers valuing Cnova at an average target price of €2.4 based on brokers’ notes before 12 April 2016 (i.e. JPM research report)

Last publication: Q1 2016 earnings release (24/04/2016)

Last publication before JPM research report: Q1 2016 sales release (12/04/2016)

Brokers’ views (after last publication – before JPM research report)

(in EUR)

Broker	Analyst's name	Date of review	Reco.	Target price	Price @ reco.	Previous target[1]	% change vs. previous	
Societe Generale	*Arnaud Joly*	12/04/2016	Neutral	2.3	2.6	2.3	-	▶
HSBC	*Richard Cathcart*	12/04/2016	Neutral	2.6	2.6	2.6	-	▶
Kepler Cheuvreux	*Aurelie Husson-Dumou*	12/04/2016	Neutral	2.0	2.6	2.0	-	▶
Morgan Stanley	*Edward Hill-Wood*	08/04/2016	Neutral	3.0	2.7	3.5	(15.0%)	▼
Goldman Sachs	*Irma Sgarz*	28/03/2016	Sell	1.3	2.3	1.4	(6.3%)	▼
French broker	-	14/03/2016	Neutral	1.8	2.1	1.8	-	▶
Credit Suisse	*Stephen Ju*	25/02/2016	Sell	3.5	2.1	3.5	-	▶
Deutsche Bank	*Kevin LaBuz*	24/02/2016	Neutral	2.2	2.2	3.5	(37.5%)	▼
Average				**2.4**		**2.6**	**(9.4%)**	

Brokers’ recommendations development[2]



11%
33%
56%
13%
38%
50%
57%
43%
11%
44%
44%
11%
44%
44%
11%
44%
44%
11%
56%
33%
11%
78%
11%
20%
80%
25%
75%
33%
67%
33%
67%
22%
78%
22%
67%
11%
Apr-15
Jun-15
Aug-15
Oct-15
Dec-15
Feb-16
Apr-16
Today
Buy
Hold
Sell

Target Price by range



(in EUR)
vs. spot as of 12/04/16
Min: 1.3
-49.0%
Avg.: 2.4
-10.0%
Max: 3.5
+35.9%
25.0%
25.0%
25.0%
12.5%
12.5%
1.3 to 1.8
1.8 to 2.2
2.2 to 2.7
2.7 to 3.1
3.1 to 3.5

Note: **Market data and brokers’ view as of 12/04/2016, before JPM research report** and exchange rate used: EUR 1.00 = USD 1.12; (1) Before last publication; (2) includes all brokers (even before last earnings publication)
Source: Datastream

BNP PARIBAS The bank for a changing world
Project Delphes - 29 July 2016 | 34

DRAFT (in USD) 20/11/14 - 12/04/16 ('000) - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 Volumes Cnova Price at IPO 7.0 Declining Cnova share price since IPO due to recent Brazilian macroeconomics and political headwinds Project Delphes - 29 July 2016 35 Since IPO Cnova share price decreased by (57.6%) while increasing by +0.3% from start of the Brazilian inventory review to April 2016 Cnova share price and main results release since its IPO ($) Since its IPO Cnova share price has been impacted by - Results released below analysts’ expectations - Unfavourable Brazilian economic climate since Cnova IPO as well as FX deflation 29/04/15: Q1 2015 results: Margins published below expectations 22/07/15: Q2 2015 results: Margins and H2 2015 guidance below expectations 28/01/15: Q4 2014 results: Margins below expectations and cautious Q1 2015 guidance 28/10/15: Q3 2015 results: Poor performance in Brazil and decelerating growth trends 24/02/16: Q4 2015 results: Profits below consensus 18/12/15: Start of the Brazilian Cnova share price evolution (based on IPO price) -57.9% inventory review +0.3% Cnova share price performance and Brazilian Index ($; rebased on Cnova) EUR/BRL exchange rate evolution since Cnova IPO 2.5 3.0 3.5 4.0 4.5 5.0 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 1 2 3 4 5 6 7 8 9 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 Cnova Brazil Bovespa ($) Brazil Bovespa (BRL) (57.6%) (28.2%) (2.6%) Note: Market data as of 12/04/2016, before JPM research report Source: Datastream

DRAFT WACC €m (0.50%) (0.25%) 0.25% 0.50% Holding costs' NPV (76) (74) (72) (70) (68) Holding costs: €15m in 2016e (conservative approach) and €7m in 2017e and onwards WACC: of 7.8% (Cdiscount) Tax rate: 25% (Netherlands) Valuation date: 30/06/2016 Holding costs valuation (€m) Cnova: Holding costs Project Delphes - 29 July 2016 36 Holding costs valued at ~€72m (~$81m) based on management forecasts Detailed Holding Costs (€m) Source: Materials provided by Cnova management Note: (1) including IR team wages starting in 2017 €m Dec-16 Dec-17 Tax and legal adv. (0.8) Printing - Merril (0.1) Legal & Compliance (0.9) - Audit fees (EY) (1.0) (0.2) Memberships & subs. (0.0) Conso (1.0) (0.2) Costs listing Nasdaq (0.0) FTI & other (0.2) (0.8) Membership (0.1) IR (0.4) (0.8) Wages NV & France (6.3) (1.1) Temporary employees (0.4) Director's fees (0.3) (0.3) Other labour costs (0.3) (0.2) Labour costs (7.2) (1.6) Travel expenses (0.3) Office rent and maintenance (0.6) (0.3) Other expenses (0.6) (0.3) Other general expenses (1.5) (0.6) Management fees (4.3) (1.9) ROC (15.4) (5.1) APCO (0.0) - Additional costs considering Nasdaq listing - (1.8) Total holding costs (15.4) (6.9) (1) Holding costs not included in stand-alone Business Plans for Nova and Cdiscount but included in Cnova valuation by SOTP as a separate item

DRAFT Project Delphes - 29 July 2016 37 Nova valuation Cdiscount valuation Cnova valuation Appendix 1 2 3 10 19 29 37

DRAFT Project Delphes - 29 July 2016 38 Nova valuation Cdiscount valuation Cnova valuation Appendix Additional valuation materials Synergies and holding cost savings 1 2 3 10 19 29 37 a b 38 42

DRAFT

Multi-criteria valuation approach applied to Nova, Cdiscount and Cnova

Overview of valuation methodologies considered

Methodology	Nova	Cdiscount	Cnova
1 Share price performance	⊗ *Not applicable* *(Non-listed company)*	⊗ *Not applicable* *(Non-listed company)*	✓✓ ▪ Company share trading in the stock market. Average of different time horizons applied (spot, 1m, 3m, 6m, 12m, since IPO, at IPO) ▪ 6m, 12m, since IPO, at IPO price **for reference only**. Recent Brazilian macroeconomic and political headwinds strongly impacted Cnova's share price
2 Brokers	⊗ *Not applicable* *(Non-listed company)*	⊗ *Not applicable* *(Non-listed company)*	✓✓ *Benchmark* ▪ Share Target Prices estimated by brokers covering Cnova
3 Discounted Cash Flow ("DCF")	✓✓✓ ***Main valuation methodology*** *(take into account long term recovery)* ▪ Intrinsic methodology based on cash flow generation as expected by management (2016-18 business plan) ▪ BNP Paribas' business plan extrapolation up to 2024 to reach normative level in 2025 (assuming **continuing recovery of top line growth and margins)** ▪ **Factoring and financing of consumer credits included in cash flows at EBITDA level** ▪ Nova WACC in BRL estimated at 16.1% (incl. country risk premium - "CRP"- for Brazil)	✓✓✓ ***Main valuation methodology*** *(take into account long term recovery)* ▪ Cdiscount France WACC in EUR: 7.8%	✓✓✓ ***Main valuation methodology*** *(take into account long term recovery)* ▪ SOTP based on Nova and Cdiscount valuation obtained through DCF (includes holding costs)
4 Trading multiples of comparable companies	✓✓ ▪ Peer group: Amazon and electronics e-commerce players active in emerging markets: JD.com, VIPShop, and B2W Companhia (most comparable peer) ▪ 2017e B2W EV/Sales with a discount as B2W has higher Gross Margin	✓✓ ▪ Peer group: Amazon and small/mid-size e-commerce companies active in Europe with focus on consumer discretionary (electronics, apparel and pet food): AO World, Zooplus, SRP, Verkkokauppa.com, Banzai and Qliro Group ▪ 2 methodologies used: 1) 2017e peers' median EV/Sales, 2) 2017e AO World EV/Sales with a discount as AO World has higher Gross Margin	✓✓ ▪ SOTP based on Nova and Cdiscount valuation obtained through trading multiples (includes holding costs)
5 Transaction multiples	*For reference only* ▪ Limited number of relevant electronics e-commerce transactions with public information ▪ Recent Brazilian macroeconomic & political headwinds not factored in past multiples ▪ LTM multiple applied to Nova 2015 sales	*For reference only* ▪ Limited relevance in scenario under analysis ▪ To be fully consistent in the methodology approach for Cnova, Nova and Cdiscount	*For reference only* ▪ Limited relevance in scenario under analysis (where no control premium can be materialised) ▪ Recent Brazilian macroeconomic & political headwinds not factored in past transaction multiples

BNP PARIBAS The bank for a changing world

Project Delphes - 29 July 2016 | 39

Working Capital normalisation

DRAFT

Case 1: Normative WC with instalments

Methodology:

WC adjustments derived as the difference between NWC at June level and the monthly average. Factored receivables are excluded from the Working Capital

Nova (BRLm)

	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	Jan-16	Feb-16	Mar-16	Apr-16	May-16	Jun-16	(days)	Avg. LTM	(days)	Adj.
Inventory	804	750	825	929	1,004	714	599	533	567	784	n.a.	708	50	747	62	**40**
Receivables	297	349	233	296	861	160	301	400	202	197	n.a.	285	13	326	16	**41**
o/w Traditional Receivables	297	349	233	296	861	160	301	400	202	197	n.a.	285		326		
o/w Receivable amounts sent to factoring	–	–	–	–	–	–	–	–	–	–	n.a.	–		–		
Payables	(1,576)	(1,558)	(1,932)	(1,794)	(2,302)	(2,552)	(1,458)	(1,170)	(1,331)	(1,508)	n.a.	(1,641)	116	(1,711)	141	**(70)**
Other	(41)	(38)	(7)	5	(185)	(112)	(51)	(10)	(18)	(50)	n.a.	9	n.m.	(45)	n.m.	**(55)**
Non goods	204	183	194	166	149	144	143	72	(3)	88	n.a.	113	n.m.	132	n.m.	**19**
Working Capital	(312)	(314)	(687)	(398)	(473)	(1,645)	(467)	(174)	(582)	(488)	–	(526)		(551)		**(25)**
Receivable amounts sent to factoring	–	–	–	–	–	–	–	–	–	–	–	–				**–**
Discount factor for June 16						–	17%	33%	50%	67%	83%	100%				
Monthly receivable amounts sent to factoring in June 16						–	–	–	–	–	–	–				
Cumulative receivable amounts sent to factoring in June 16						–	–	–	–	–	–	–				
Total WC adjustments																**(25)**

Cdiscount (€m)

	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	Jan-16	Feb-16	Mar-16	Apr-16	May-16	Jun-16	(days)	Avg. LTM	(days)	Adj.
Inventory	217	208	224	257	294	241	261	262	250	247	232	231	56	244	56	**13**
Receivables	74	74	99	97	85	108	79	84	98	78	58	62	13	83	17	**21**
o/w Traditional Receivables	74	74	99	97	85	108	79	84	98	78	58	62		83		
o/w Receivable amounts sent to factoring	–	–	–	–	–	–	–	–	–	–	–	–		–		
Payables	(388)	(372)	(426)	(386)	(518)	(594)	(535)	(487)	(402)	(344)	(317)	(404)	97	(431)	99	**(27)**
Other	37	42	37	33	39	53	52	28	35	32	22	24	n.m.	36	n.m.	**12**
Non goods	(4)	(13)	(35)	(36)	(48)	(85)	(65)	(50)	(50)	(53)	(40)	(47)	n.m.	(44)	n.m.	**3**
Working Capital	(63)	(60)	(100)	(35)	(148)	(277)	(209)	(163)	(69)	(40)	(44)	(134)		(112)		**22**
Receivable amounts sent to factoring	–	–	–	–	–	–	–	–	–	–	–	–				**–**
Discount factor for June 16						–	17%	33%	50%	67%	83%	100%				
Monthly receivable amounts sent to factoring in June 16						–	–	–	–	–	–	–				
Cumulative receivable amounts sent to factoring in June 16						–	–	–	–	–	–	–				
Total WC adjustments																**22**

BNP PARIBAS The bank for a changing world

Project Delphes - 29 July 2016 | 40

Working Capital normalisation

DRAFT

Case 2: Normative WC without instalments

Methodology:

WC adjustments derived as the difference between WC at June level and the LTM average. Working capital integrating factored receivables back

Adjustments for Receivables amounts sent to factoring: estimated as the amount of factored receivables to be outstanding in June (assuming receivables are paid in 6 monthly instalments on average)

Nova (BRLm)

	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	Jan-16	Feb-16	Mar-16	Apr-16	May-16	Jun-16	(days)	Avg. LTM	(days)	Adj.
Inventory	804	750	825	929	1,004	714	599	533	567	784	n.a.	708	*50*	747	*62*	**40**
Receivables	751	781	782	692	1,005	1,075	649	681	856	548	n.a.	648	*31*	770	*39*	**122**
o/w Traditional Receivables	*297*	*349*	*233*	*296*	*861*	*160*	*301*	*400*	*202*	*197*	*n.a.*	*285*		*326*		
o/w Receivable amounts sent to factoring	*454*	*432*	*549*	*395*	*143*	*915*	*348*	*281*	*654*	*351*	*n.a.*	*363*		*444*		
Payables	(1,576)	(1,558)	(1,932)	(1,794)	(2,302)	(2,552)	(1,458)	(1,170)	(1,331)	(1,508)	n.a.	(1,641)	*116*	(1,711)	*141*	**(70)**
Other	(41)	(38)	(7)	5	(185)	(112)	(51)	(10)	(18)	(50)	n.a.	9	*n.m.*	(45)	*n.m.*	**(55)**
Non goods	204	183	194	166	149	144	143	72	(3)	88	n.a.	113	*n.m.*	132	*n.m.*	**19**
Working Capital	142	117	(138)	(2)	(329)	(730)	(119)	107	73	(138)	–	(163)		(107)		**56**
Receivable amounts sent to factoring	454	432	549	395	143	915	348	281	654	351	286	363				**1,314**
Discount factor for June 16						*–*	*17%*	*33%*	*50%*	*67%*	*83%*	*100%*				
Monthly receivable amounts sent to factoring in June 16						*–*	*58*	*94*	*327*	*234*	*238*	*363*				
Cumulative receivable amounts sent to factoring in June 16						*–*	*58*	*152*	*479*	*713*	*951*	***1,314***				
Total WC adjustments																**1,370**

Cdiscount (€m)

	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	Jan-16	Feb-16	Mar-16	Apr-16	May-16	Jun-16	(days)	Avg. LTM	(days)	Adj.
Inventory	217	208	224	257	294	241	261	262	250	247	232	231	*56*	244	*56*	**13**
Receivables	74	74	99	97	85	108	164	150	158	137	113	121	*25*	115	*23*	**(6)**
o/w Traditional Receivables	*74*	*74*	*99*	*97*	*85*	*108*	*79*	*84*	*98*	*78*	*58*	*62*		*83*		
o/w Receivable amounts sent to factoring	*–*	*–*	*–*	*–*	*–*	*–*	*85*	*66*	*60*	*59*	*54*	*59*		*32*		
Payables	(388)	(372)	(426)	(386)	(518)	(594)	(535)	(487)	(402)	(344)	(317)	(404)	*97*	(431)	*99*	**(27)**
Other	37	42	37	33	39	53	52	28	35	32	22	24	*n.m.*	36	*n.m.*	**12**
Non goods	(4)	(13)	(35)	(36)	(48)	(85)	(65)	(50)	(50)	(53)	(40)	(47)	*n.m.*	(44)	*n.m.*	**3**
Working Capital	(63)	(60)	(100)	(35)	(148)	(277)	(124)	(97)	(9)	20	10	(75)		(80)		**(5)**
Receivable amounts sent to factoring	–	–	–	–	–	–	85	66	60	59	54	59				**210**
Discount factor for June 16						*–*	*17%*	*33%*	*50%*	*67%*	*83%*	*100%*				
Monthly receivable amounts sent to factoring in June 16						*–*	*14*	*22*	*30*	*39*	*45*	*59*				
Cumulative receivable amounts sent to factoring in June 16						*–*	*14*	*36*	*66*	*105*	*151*	***210***				
Total WC adjustments																**204**

BNP PARIBAS The bank for a changing world

Project Delphes - 29 July 2016 | 41

DRAFT Project Delphes - 29 July 2016 42 Nova valuation Cdiscount valuation Cnova valuation Appendix Additional valuation materials Synergies and holding cost savings 1 2 3 10 19 29 37 a b 38 42

DRAFT Synergies & holding costs savings focus: DCF valuation exercise Project Delphes - 29 July 2016 43 Maximum Mid-point Minimum 100% completed 70% completed 50% completed Cnova holding costs savings 92 64 46 Nova - VV synergies 240 168 120 + Total synergies 332 233 166 Potential synergies benefit to Cnova (50%) 166 116 83 Holding cost savings benefit to Cnova (100%) (92) (64) (46) + Potential additional cash compensation to Cnova 74 52 37 $m A B C E A B D C D Note: DCF valuation exercise based on M.M. Friedrich, Heilbronn & Fiszer as provided by Cnova management and management figures; Exchange rate used: EUR 1.00 = USD 1.12 Total synergies to be generated and to be shared between VV and New Cnova / Cdiscount estimated between $166m to $332m New Cnova / Cdiscount already fully beneficiate from holding cost savings and could expect to receive between $37m and $74m of additional cash compensation

Nova / Via Varejo expected synergies: detailed analysis from Friedrich, Heilbronn & Fiszer

DRAFT

Detailed initiatives

Initiative	Description	EBITDA impact (2018 run rate)	
Logistic rationalization	■ Synergies from **new transportation model** (e.g. include Cnova in VV carriers), **strategic sourcing** (contracts renegotiations, etc.), **rationalised network and organisation, inbound freight**, etc. ⇨ ***Logistics savings expected: Between BRL83m – BRL113m (12%-16% of cost base) by 2018***	*BRL98m*	*$28m*
Kiosk introduction in VV stores	■ Offer Nova assortment to VV store customers: categories / products not available in-stores and services sales expected on this additional volume ⇨ ***Additional sales expected: +BRL450m on sales and +BRL24m on services for VV by 2018***	*BRL23m*	*$7m*
Click & Collect development	■ **Increasing number of pick-up points from 419 to 650** and allowing the pick-up of **all products** (VV and non VV sourced) as well as products bought on **another group's banner web site** ⇨ ***Additional sales expected: +5.0% for Nova by 2018***	*BRL16m*	*$5m*
Out of stock reduction at Nova	■ **Reduction of the out of stock rate from 17% to 9%** at Nova on top 350 selling SKUs (representing half of Nova sales) between 2015 and 2018 ⇨ ***Additional sales expected: +4.0% for Nova by 2018***	*BRL10m*	*$3m*
Omni-channel Advertising	■ **Mutualisation** of advertising strategy with the **same advertising expenditures:** Nova will benefit from VV Television campaigns while VV will benefit from online advertising on Nova sites ⇨ ***Additional sales expected: +0.5% for VV and +1.5% for Nova by 2018***	*BRL13m*	*$4m*
Customer litigation costs decrease at Nova	■ Customer litigation costs should be reduced significantly by **an improved logistics service** ⇨ ***Customer litigation costs expected to decrease by 50% for Nova by 2017***	*BRL25m*	*$7m*
Headquarters rationalization	■ Optimization of HQ costs (Finance, Commercial and B2B, HR, Customer services, Executives, etc.) ■ No closures expected ⇨ ***HQ costs expected to decrease by 20% by 2017***	*BRL23m*	*$7m*
Brazil / France e-commerce de-synergies	■ Nova will not benefit from cross border services sales to international suppliers any more ■ Other existing synergies with Cdiscount should be preserved (international sourcing, best practices) ⇨ ***Lost of sales expected: BRL4.3m of sales generated in 2015***	*BRL(4)m*	*$(1)m*
Total		*BRL204m*	*$59m*

Source: M.M. Friedrich, Heilbronn & Fiszer (the above doesn't represent any separate analysis by BNP Paribas)
Note: Exchange rate used: USD 1.00 = BRL 3.55

BNP PARIBAS The bank for a changing world

Project Delphes - 29 July 2016 | 44

DRAFT WACC (0.50%) (0.25%) 0.25% 0.50% 248 244 240 237 233 4.7x 4.6x 4.5x 4.5x 4.4x Synergies' NPV Implied Multiple (x) based on run-rate Nova / Via Varejo expected synergies focus Project Delphes - 29 July 2016 45 Synergies valued at ~$240m (~€214m) Phasing: All sources of synergies expected to be run-rate in 2018 (74% in 2017) Probability of completion: 100% WACC: Nova WACC at 16.1% Tax rate: 34% (Brazil) Valuation date: 30/06/2016 Estimated Cash Flow Post Tax ($m) Pre-tax synergies ($m) Synergies valuation ($m) Source: M.M. Friedrich, Heilbronn & Fiszer as provided by Cnova management(the above doesn’t represent any separate analysis by BNP Paribas) Dec-16 Dec-17 Dec-18 Net gains ($m) Logistic rationalization 12 22 29 Kiosk introduction in VV stores 1 3 7 Click & Collect development 1 3 5 Out-of stock reduction at NV 1 3 3 Omnichannel Advertising 1 4 4 Brazil / France e-commerce de-synergies (1) (1) (1) Customer litigation costs decrease at Nova 2 7 7 Headquarters rationalization 1 7 7 Total expected - pre % of completion 18 47 59 Probabi l i ty of completion 100.0% 100.0% 100.0% Total expected - post % of completion 18 47 59 Synergies ramp-up Logistic rationalization 41% 76% 100% Kiosk introduction in VV stores 17% 50% 100% Click & Collect development 20% 60% 100% Out-of stock reduction at NV 33% 100% 100% Omnichannel Advertising 33% 100% 100% Brazil / France e-commerce de-synergies 83% 100% 100% Customer litigation costs decrease at Nova 25% 100% 100% Headquarters rationalization 13% 100% 100% Total synergies ramp-up 29% 74% 100% 12 29 39 39 2016e 2017e 2018e Norm. % of success 100% 90% 80% 70% 60% 50% Synergies' NPV 240 216 192 168 144 120

DRAFT Synergies & Holding costs savings: DCF valuation exercise Estimated Cash Flow Post Tax ($m) Holding costs: $17m in 2016e (conservative approach) and $8m in 2017e onwards Estimated savings of $10m per year starting in 2017 Valuation parameters Probability of success: 100% WACC: Cdiscount WACC of 7.8% Tax rate: 25% (Netherlands) Valuation date: 30/06/2016 Following the contemplated transaction, holding costs are expected to decrease by $10m per year, which represents a total value of $92m (€82m), and will fully beneficiate to Cnova Estimated Cash Flow Post Tax ($m) All sources of synergies expected to be run-rate in 2018 (74% in 2017) Valuation parameters Probability of success: 100% WACC: Nova WACC at 16.1% Tax rate: 34% (Brazil) Valuation date: 30/06/2016 Following the contemplated transaction, synergies are expected to represent $39m per year (CF post Tax) which represents a total value of $240m (€214m) Project Delphes - 29 July 2016 46 Cnova could benefit from estimated holding costs savings and synergies up to 50% Holding costs savings Source: provided by Management Synergies 17 8 8 8 10 10 10 2017e 2018e 2019e Norm. Holding costs Holding costs savings Source: M.M. Friedrich, Heilbronn & Fiszer as provided by Cnova management 12 29 39 39 2016e 2017e 2018e Norm. % of success 100% 90% 80% 70% 60% 50% 92 83 74 64 55 46 Holding costs savings' NPV % of success 100% 90% 80% 70% 60% 50% Synergies' NPV 240 216 192 168 144 120

DRAFT Disclaimer 47 This document has been prepared by the Corporate Finance Department of BNP Paribas (“BNP Paribas”) for Cnova (the “Client” or the “Company”) exclusively and for information purposes only (a) in connection with the potential segregation of all or part of its Brazilian business activities from its European business activities and the potential disposal of all or part of its Brazilian business activities for the benefit of Via Varejo (the “Transaction”), and (b) in relation to an engagement letter signed between BNP Paribas and the Client dated 10 May 2016 (the “Mandate”). This document has been prepared on the basis of information (i) either provided orally or in writing by the Client and/or (ii) obtained from publicly available sources and/or through interviews that BNP Paribas conducted with the management of the Client as the case may be (the “Information”). With respect specifically to the financial forecasts, projections and all provisional data and any assumptions including synergies that were disclosed to BNP Paribas and used by it for the present document, BNP Paribas has assumed, in performing its assignment, that (i) they were drawn up in good faith on the basis of realistic assumptions, founded on real, exhaustive and accurate information and (ii) reflected the best currently available estimations and judgments of the Client’s management who prepared them. All assumptions retained in this document have been discussed and reviewed with the Client. No representation or warranty, expressed or implied, is made and no responsibility is or will be accepted by BNP Paribas as to or in relation to the accuracy, reliability or completeness of any such Information (or for any omission, or any misleading elements of such Information). Please be reminded that BNP Paribas (i) assumed that the Information (in particular the information which was provided by the Client’s management) is true, complete, accurate and not misleading and (ii) did not conduct any specific due diligence or submit such documents and, more generally, the Information, to an independent appraisal or expert, as such tasks were not included in its assignment under the Mandate. The conclusions expressed in this document reflect the judgment of BNP Paribas as at 29 July 2016 and are based exclusively on the Information and the market and economic conditions on that date. Such opinions may be subject to change or completion at the sole discretion of BNP Paribas – in particular in the case of an evolution of the prevailing equity market conditions – without notice if BNP Paribas becomes aware of any information, whether specific to the Transaction or general, which may have an impact on any such opinions. BNP Paribas is however under no obligation to complete, amend and change this report. BNP Paribas shall not be held liable for any impact (adverse or otherwise) that any substantial change, subsequent to 29 July 2016, in the Information, assumptions retained, features of the Transaction, economic and market conditions and, more generally, any event occurring subsequent to 29 July 2016, could have on this report. BNP Paribas will not be responsible for any consequences resulting from the use of this report as well as the reliance upon any opinion or statement contained herein or for any omission. Because all of these elements are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of BNP Paribas and on which BNP Paribas does not have any certainty, BNP Paribas assumes no responsibility if future results or values are different from the forecasts or assumptions used and retained in this report. The information and opinions contained in this document are not intended to be the sole basis upon which the assessment of the merits of the Transaction can be made, and a position vis-à-vis the Transaction decided and/or implemented. It is therefore advisable for the Board of Directors of the Client, for the Transaction Committee, as well as the management and shareholders of the Client to make their own judgment and assessment of the Information and the Transaction. In this context, the Transaction Committee (i) may not rely on this document in determining any course of action in relation to the Transaction or otherwise, (ii) must make its own independent assessment of the merits of the Transaction (by taking in particular into account any other information that could be of interest for the purpose of determining the interest of such Transaction including any other financial information and advice provided by independent experts. This document (i) is not intended to form the basis of any investment decision and (ii) does not purport to contain all the information that may be necessary or desirable to fully and accurately evaluate the proposed Transaction. In any event, the decision to proceed or not with the Transaction belongs to the Board of Directors of the Client and to the Client’s shareholders, taking into account all the elements and risks and factors regarding the Transaction. This document shall in no circumstances be considered as a recommendation to the members of the Client’s Board of Directors, to Client’s shareholders, to the Transaction Committee or any other party, to approve or reject the Transaction, in whole or in part, the assessment of which should also factor in criteria and information other than those referred to in this document (commercial, social, industrial, strategic, etc.). This document delivered by BNP Paribas does not constitute, cannot and will in no event be considered or used as, an opinion to be rendered by a suitably qualified and independent third party by virtue of application of any French laws or regulation and in particular as provided for in Art. 261-1 and seq. of the Règlement général de l’Autorité des marché financiers. This document is addressed and provided only to the Client and shall not confer any rights or remedies upon or may not be, in whole or in part, used or relied upon by any third party without the prior written consent of BNP Paribas. A person who is not an addressee of this report shall have no right to enforce any of its terms. This report may not be used for any other purpose than the Transaction and BNP Paribas disclaims any liability for any such use of this report by any person. It is reminded that BNP Paribas has provided, currently provides and intends to continue to provide commercial services to the Client and/or its subsidiaries and affiliates (including the Casino Group) as an investment and financing bank, for which BNP Paribas has received, is about to receive and expects to receive financial revenues, customary fees and commissions. Besides, as an investment service provider, BNP Paribas and/or its affiliates have held or traded or may hold positions or trade for their own account or the account of their clients in the securities of the Client or of any company that may be involved in or concerned by the Transaction, or of their listed subsidiaries. This document is strictly confidential and may not be reproduced (in whole or in part) nor summarized or distributed or publicized nor disclosed to any third party without the prior written consent of BNP Paribas. The Client shall keep this report and its content strictly confidential and not disclose its content to any person other than the members of the Board of Directors of the Client who strictly need access to it for the purpose of assessing the merits of the Transaction. Project Delphes - 29 July 2016